UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCO Resources, Inc.

Notice of 2016

Annual Meeting

of Shareholders

and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

May 19, 2016

10:00 a.m. local time

EXCO Resources, Inc.

12377 Merit Drive

First Floor Conference Center

Dallas, Texas 75251

EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251 (214) 368-2084 • Fax (214) 368-2087

April 6, 2016

Dear EXCO Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 10:00 a.m. local time on Thursday, May 19, 2016, at the corporate office of EXCO Resources, Inc., 12377 Merit Drive, Dallas, Texas 75251. Your Board of Directors and management look forward to greeting those of you able to attend in person.

•	You will find enclosed a Notice of Annual Meeting of Shareholders that identifies the proposals to be presented for your action.

•	You will find enclosed the 2015 Annual Report, which includes our financial statements.

Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the company’s affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then vote your shares by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

Please note that brokers may not vote your shares on the election of directors or the advisory vote to approve executive compensation in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

C. John Wilder

Executive Chairman of the Board of Directors

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 19, 2016: Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report to Shareholders are also available at www.RRDEZProxy.com/2016/EXCO.

EXCO RESOURCES, INC.

12377 Merit Drive • Suite 1700

Dallas, Texas 75251

(214) 368-2084 • Fax (214) 368-2087

Notice of Annual Meeting of Shareholders

To Be Held May 19, 2016

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of EXCO Resources, Inc., a Texas corporation (“EXCO” or the “Company”), will be held at 10: 00 a.m. local time on Thursday, May 19, 2016 at the corporate office of EXCO Resources, Inc., 12377 Merit Drive, Dallas, Texas 75251, for the following purposes:

(1)	the election of seven directors to the Board of Directors, each for a one-year term;

(2)	the advisory vote to approve executive compensation;

(3)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

(4)	the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on March 31, 2016 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company not later than the 11th calendar day prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by shareholders.

Officers of the Company will be present at the Annual Meeting and available to respond to questions from shareholders.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

•	USE THE TOLL-FREE NUMBER shown on your proxy card to vote by telephone;

•	VISIT THE WEBSITE noted on your proxy card to vote via the Internet;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; OR

•	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot at the meeting.

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

Please note that brokers may not vote your shares on the election of directors or the advisory vote to approve executive compensation in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

If you have any questions, or need assistance in voting your proxy, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 745-0270.

By Order of the Board of Directors,

William L. Boeing

Vice President, General Counsel and Secretary

Dallas, Texas

April 6, 2016

EXCO RESOURCES, INC.

12377 MERIT DRIVE • SUITE 1700

DALLAS, TEXAS 75251

(214) 368-2084 • FAX (214) 368-2087

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, May 19, 2016

Unless the context requires otherwise, references in this proxy statement to “EXCO,” “we,” “us,” “our” and the “Company” are to EXCO Resources, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, references to the “shareholders” are to the holders of our common shares, par value $0.001 per share (the “Common Shares”).

The accompanying proxy is solicited by the Board of Directors on behalf of EXCO Resources, Inc., a Texas corporation, to be voted at the 2016 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 19, 2016, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof. This proxy statement and accompanying proxy are first being mailed on or about April 6, 2016. The Company’s Annual Report to Shareholders covering the Company’s fiscal year ended December 31, 2015 is enclosed herewith, but does not form any part of the materials for the solicitation of proxies.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2016: Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report to Shareholders are available at www.RRDEZProxy.com/2016/EXCO.

The executive offices of the Company are located at, and the mailing address of the Company is, 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your Common Shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that we are required to give you in accordance with regulations of the Securities and Exchange Commission (the “SEC”) when we ask you to sign a proxy card to vote your Common Shares at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice, including (1) the election of seven directors to the Board of Directors, each for a one-year term, (2) an advisory vote to approve executive compensation (this proposal is referred to herein as the “Executive Compensation Proposal”), (3) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (this proposal is referred to herein as the “Ratification Proposal”) and (4) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Also, management will report on the Company’s performance during the last fiscal year and will be available to respond to questions from shareholders.

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact EXCO Resources, Inc. at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attn: Secretary or call (214) 368-2084 and ask for investor relations. Eligible shareholders of record receiving multiple copies of our proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy materials are available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy materials in this manner.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Common Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Common Shares. Similarly, if you are a shareholder of record and hold Common Shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your Common Shares are voted.

What is the record date and what does it mean?

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 31, 2016 (the “Record Date”). The Record Date is established by the Board of Directors as required by Texas law. On the Record Date, 283,468,338 Common Shares were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, only shareholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the shareholders?

Each holder of Common Shares is entitled to one vote per Common Share on all matters to be acted upon at the Annual Meeting. Neither the Company’s Amended and Restated Certificate of Formation, as amended, nor its Third Amended and Restated Bylaws allow for cumulative voting rights.

The presence, in person, by a duly authorized representative in the case of a corporation or other legal entity, or through representation by proxy, of the holders of a majority of the combined voting power of the issued and outstanding Common Shares entitled to vote at the Annual Meeting (including abstentions and broker non-votes) is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a shareholder of record and a “street name” holder?

If your Common Shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), you are considered the shareholder of record with respect to those Common Shares. The proxy statement and proxy card have been sent directly to you by the Company.

If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these Common Shares, and your Common Shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those Common Shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your Common Shares by using the voting instructions included in the mailing or by following such nominee’s instructions for voting by telephone or the Internet.

What is a broker non-vote?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under the rules of the NYSE and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your Common Shares with respect to the Ratification Proposal. Your broker does not have discretionary authority to vote your Common Shares with respect to the election of directors or the Executive Compensation Proposal in the absence of specific instructions from you.

How do I vote my Common Shares?

If you are a record holder, you may vote your Common Shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the meeting. To vote by proxy, you must do one of the following:

•	USE THE TOLL-FREE NUMBER shown on your proxy card to vote by telephone;

•	VISIT THE WEBSITE shown on your proxy card to vote via the Internet; or

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow you to vote your Common Shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Shares at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed William L. Boeing, W. Justin Clarke, Harold L. Hickey and Richard A. Burnett to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you mark, sign, date and return it before the Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your Common Shares “for” the election of the nominated directors, “for” the Executive Compensation Proposal and “for” the Ratification Proposal. We do not anticipate that any nominee for election to the Board of Directors will be unable to serve or that any other matters will come before the Annual Meeting, but if a nominee is unable to serve, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their discretion.

If your Common Shares are held in “street name,” in addition to the proxy solicitation materials we have provided to the street name holder, the street name holder should provide its own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your Common Shares. Alternatively, if you want to vote your street name shares at the Annual Meeting, you must contact your broker directly in order to obtain a proxy issued to you by your street name holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your street name Common Shares at the Annual Meeting.

If you are a Company employee participating in the Company 401(k) plan, then you may be receiving this material because of the Common Shares held for your account in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote the Common Shares. The trustees will vote the Common Shares in accordance with your instructions and the terms of the plan. The plan trustees may vote the Common Shares held for you even if you do not direct them how to vote. The trustees will vote any Common Shares for which they do not receive instructions in the same proportion as they vote the Common Shares for which they do receive instructions.

Can I vote my Common Shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your Common Shares at the Annual Meeting by completing a ballot at the meeting.

However, if your Common Shares are held in “street name,” you may vote your Common Shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the Common Shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, shareholders may vote for all director nominees or may withhold their votes as to one or more director nominees. Shareholders may vote “for,” “against” or abstain from voting with respect to each of the Executive Compensation Proposal and the Ratification Proposal.

What are the recommendations of the Board of Directors on how I should vote my Common Shares?

The Board of Directors recommends that you vote your Common Shares FOR the election of each director nominee, the Executive Compensation Proposal and the Ratification Proposal.

What if I do not specify how I want my Common Shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your Common Shares, your Common Shares will be voted FOR the election of each director nominee, the Executive Compensation Proposal and the Ratification Proposal.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your Common Shares at the meeting to revoke your proxy. If your Common Shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your Common Shares at the meeting.

•	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.

•

Giving written notice of revocation to the Company addressed to William L. Boeing, Vice President, General Counsel and Secretary, at the Company’s address above, which notice must be received before noon local time on May 18, 2016.

What percentage of the vote is required to approve the election of each director nominee?

Assuming the presence of a quorum, the seven director nominees who receive the most votes from the holders of the Common Shares for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the Common Shares voting at the Annual Meeting is required for the election of the director nominees). However, pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election, is required to promptly tender his or her resignation to the Board of Directors following certification of the shareholder vote. The nominating and corporate governance committee of the Board of Directors or, alternatively, a committee of the independent directors of the Board of Directors (which will specifically exclude any director who is required to offer his own resignation), shall recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors will consider and act on the recommendation and will publicly disclose its decision with regard to any resignation offered under these circumstances, including, if applicable, the reasons for rejecting the offered resignation.

What percentage of the vote is required to approve the Executive Compensation Proposal?

The affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Executive Compensation Proposal. This is a non-binding advisory vote.

What percentage of the vote is required to approve the Ratification Proposal?

The affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Ratification Proposal.

How are votes withheld, abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of Common Shares present for determining a quorum for all proposals. Votes withheld will have no effect with respect to the election of directors except that if a director nominee in an uncontested election receives a greater number of votes “withheld” than votes “for” his election, the nominee will be required to tender his resignation to the Board of Directors for consideration in accordance with the voting policy in the Company’s Corporate Governance Guidelines, which is described under “—What percentage of the vote is required to approve the election of each director nominee?” and “Election of Directors (Proposal 1).” An abstention will have no effect on the election of directors but will have the same effect as a vote cast against the Executive Compensation Proposal and the Ratification Proposal.

Broker non-votes are included in the determination of the number of Common Shares present for determining a quorum at the meeting. Broker non-votes will have no effect on the election of directors and the Executive Compensation Proposal. Broker non-votes are not applicable to the Ratification Proposal.

Is any proposal conditioned upon the approval of another proposal?

No, none of the proposals presented at the Annual Meeting are conditioned upon the approval of any other proposal.

Who are the proxy solicitors, what are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for shareholder proxies. We have hired D.F. King & Co., Inc. (“D.F. King”) to help us send out the proxy materials and to solicit proxies. D.F. King has agreed to provide us with consulting and analytic services and solicitation services for banks, brokers, institutional investors and individual shareholders. D.F. King’s fee for these services is $5,500, plus reimbursement of reasonable out-of-pocket expenses, including telephone calls. We have agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities under the federal securities laws. We can ask for proxies through the mail or personally by telephone or the Internet. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of Common Shares. We may use officers and employees of the Company to ask for proxies, as described below.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Texas law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, facsimile or e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with Common Shares registered in their names, will be requested to forward solicitation materials to the beneficial owners of Common Shares.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to call our proxy solicitor, D.F. King, toll-free at (866) 745-0270.

ELECTION OF DIRECTORS

(Proposal 1)

The Board of Directors is currently comprised of seven directors. The Board of Directors has nominated seven directors for election at the Annual Meeting by the shareholders (the “Director Nominees”).

Pursuant to a letter agreement that the Company entered into with funds managed by Oaktree Capital Management, LP (“Oaktree” and together with the managed funds, the “Oaktree Funds”) in March 2007, Oaktree has the right to nominate one director for election at any annual meeting of shareholders, provided that Oaktree’s nomination right is contingent upon Oaktree beneficially owning at least 10,000,000 Common Shares. As of the Record Date, Oaktree owned in excess of 10,000,000 Common Shares. As a result, Mr. Ford has been nominated by Oaktree, as well as by our Board of Directors, for election at the Annual Meeting.

Pursuant to a letter agreement that the Company entered into with Energy Strategic Advisory Services LLC (“ESAS”), a wholly owned subsidiary of Bluescape Resources Company LLC (“Bluescape”), in September 2015, ESAS has the right to nominate one director for election, which shall be Mr. Wilder, at any annual or special meeting of shareholders held for the purpose of electing directors until September 8, 2019. As a result, Mr. Wilder has been nominated by ESAS, as well as by our Board of Directors, for election at the Annual Meeting.

Set forth below are the seven Director Nominees to be elected by the shareholders to serve until the Annual Meeting of Shareholders in 2017 or until their respective successors have been duly elected and qualified. Shareholders will be unable to vote the proxies mailed with this proxy statement for more than seven persons.

Vote Required

To be elected as a director, each Director Nominee must receive a plurality of the votes cast by the shareholders entitled to vote for the election of directors. However, pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any Director Nominee who has a greater number of votes “withheld” from his election than votes “for” such election (a “Majority Withheld Vote”) is required to promptly tender his resignation from the Board of Directors following certification of the shareholder vote. The nominating and corporate governance committee will consider the resignation offer and recommend to the Board of Directors whether to accept such resignation. However, if each member of the nominating and corporate governance committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves and recommend to the Board of Directors whether to accept such resignation. Further, if the only directors who did not receive a Majority Withheld Vote in the same election constitute two or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. The Board of Directors will act upon a recommendation within 90 days following certification of the shareholder vote and will promptly disclose its decision whether to accept a director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of each Director Nominee, each of whom is currently serving on our Board of Directors:

Name	Age	Position
Jeffrey D. Benjamin(1)(2)(3)	54	Director
B. James Ford(2)(3)	47	Director
Samuel A. Mitchell	72	Director
Wilbur L. Ross, Jr.(2)(3)	78	Director
Jeffrey S. Serota(1)(2)(3)	50	Director
Robert L. Stillwell(1)(2)(3)	79	Director
C. John Wilder	58	Director; Executive Chairman of the Board of Directors

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The biographies of the Director Nominees, each of whom is currently serving on our Board of Directors, are as follows:

Jeffrey D. Benjamin became one of our directors in October 2005. Mr. Benjamin previously served as our non-executive Chairman of the Board of Directors from November 2013 to September 2015 and as a director from August 1998 through July 2003 and a director of our parent holding company from July 2003 through its merger into us. Since June 2008, Mr. Benjamin has been a Senior Advisor to Cyrus Capital Partners, LP (“Cyrus Capital Partners”). Mr. Benjamin also serves as a Consultant to Apollo Management, LP (“Apollo Management’) and from September 2002 until June 2008, Mr. Benjamin was a Senior Advisor to Apollo Management. With his history at Apollo Management and Cyrus Capital Partners, Mr. Benjamin has extensive financial, capital markets and strategic experience. Mr. Benjamin is currently a director of American Airlines Group Inc., Caesars Entertainment Corporation and Chemtura Corporation and Chairman of the Board of Directors of A-Mark Precious Metals, Inc. During the past five years, Mr. Benjamin also served on the board of directors of Spectrum Group International, Inc. In connection with his service as a director of nine public companies other than EXCO over the past ten years, Mr. Benjamin has served on five compensation committees (including two as chairman), five audit committees and five nominating and corporate governance committees (including two as chairman), all of which provide him with important insights into corporate governance, financial reporting and oversight, executive compensation and board functions. In addition, Mr. Benjamin has deep knowledge of the Company and its business, having served on our and our affiliates’ boards since October 2005 and prior to that from 1998 through 2003. Mr. Benjamin holds a Master of Science (MBA) in Management from the Sloan School of Management at Massachusetts Institute of Technology, with a concentration in Finance, and has 28 years of investment banking and investment management experience.

B. James Ford was elected to our Board of Directors in December 2007. Mr. Ford has been a Senior Advisor of Oaktree since 2016. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996, and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. Mr. Ford has worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of Dial Global, Inc., Contango Oil & Gas Company, Townsquare Media, Inc. and Crimson Exploration Inc. (prior to its merger with Contango Oil & Gas Company), as well as numerous private companies. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Board of the Children’s Bureau and the Advisory Council of the Stanford Graduate School of

Business. Through his role at Oaktree and his service as a director of multiple public and private companies, Mr. Ford brings to our Board of Directors investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.

Samuel A. Mitchell became one of our directors in June 2013. Mr. Mitchell has served as a director of Overstock.com, Inc. since October 2010. Mr. Mitchell was formerly a director of International Coal Group, Inc. from 2006 until its acquisition in 2011. Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel (“Hamblin Watsa”), a wholly owned subsidiary of Fairfax Financial Holdings, Inc. (“Fairfax Financial”), a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2005 to 2007, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial that is an underwriter of property and casualty treaty and facultative reinsurance. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder in 1993 of Marshfield Associates, a Washington, D.C.-based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973, he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Mitchell started his career in 1968 with the Washington, D.C.-based investment counsel firm, Davidge and Co. He has a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Mitchell’s experience as Managing Director of Hamblin Watsa, and his four decades of business experience provide him with extensive investment, capital markets and financial experience as well as important insights into financial reporting, oversight and Board functions.

Wilbur L. Ross, Jr. became one of our directors in March 2012. Mr. Ross is the Founder, Chairman and Chief Strategy Officer of WL Ross & Co. LLC (“WL Ross”), a private equity firm. Mr. Ross was also formerly the Chief Executive Officer of WL Ross prior to April 30, 2014 when he became its Chairman and Chief Strategy Officer. In March 2014, Mr. Ross became the Chairman and Chief Executive Officer of WL Ross Holding Corp, a special purpose acquisition company. Mr. Ross is currently a member of the board of directors of ArcelorMittal, the world’s largest steel and mining company; DSS Holdings LP, a shipping transportation company; Sun Bancorp, Inc.; and the Bank of Cyprus. Mr. Ross formerly served as a member of the board of directors of many banks, financial and other companies, including but not limited to, The Governor and Company of the Bank of Ireland, a commercial bank in Ireland until June 2014, BankUnited, Inc. until March 2014; Talmer Bancorp., Assured Guaranty, an insurance company, International Textile Group, NBNK Investments PLC, PB Materials Holdings, Inc., Ohizumi Manufacturing, Ocwen Financial Corp., Navigator Holdings, a marine transport company, and International Automotive Components until November 2014; Plascar Participacoes SA, a manufacturer of automotive interiors, until January 2014 and Air Lease Corporation, an aircraft leasing company from 2010 to December, 2013; International Coal Group from April 2005 to June 2011, Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross’ career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $400 billion of corporate liabilities. Mr. Ross possesses unique skills, qualities and experience, as evidenced by his background, which we believe adds significant value to board discussions and to our success.

Jeffrey S. Serota became one of our directors in March 2007. Mr. Serota previously served as a director of EXCO Resources and EXCO Holdings from July 2003 until October 2005. He served as a Senior Partner of Ares Management LLC (“Ares”), an alternative asset investment firm, from September 1997 until his retirement in December 2012. Mr. Serota subsequently served as a Senior Advisor to Ares until December 31, 2013. Prior to joining Ares, Mr. Serota worked at Bear Stearns Companies, Inc. from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the board of directors of SandRidge Energy, Inc. and CIFC Corp. and previously served on the board of directors of Lyondell Basell Industries N.V. from May 2010 to May 2011, Douglas Dynamics, Inc. from 2004 until October 2010 and WCA Waste Corporation from September 2006 until March 2012. Mr. Serota has over 20 years of experience managing investments in, and serving on the boards of directors of, companies operating in various industries, including in the oil and natural gas exploration and production industry. Mr. Serota’s background and experience provide him with extensive investment, capital markets and strategic experience, as well as important insights into corporate governance, financial reporting and oversight, executive compensation and board functions. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business and received a Master of Business Administration degree from UCLA’s Anderson School of Management.

Robert L. Stillwell became one of our directors in October 2005. Mr. Stillwell served as the General Counsel of BP Capital, L.P., Mesa Water, Inc. and affiliated companies engaged in the petroleum business from 2001 until he retired in March 2013. Mr. Stillwell was a lawyer and Senior Partner at Baker Botts LLP in Houston, Texas from 1961 to 2001. He also served as a director of Mesa Petroleum Co. and Pioneer Natural Resources Company from 1969 to 2001. Mr. Stillwell’s background and experience provide him with extensive knowledge of the oil and natural gas industry as well as significant legal experience and important insights into corporate governance, executive compensation and board functions.

C. John Wilder became one of our directors and Executive Chairman of the Board of Directors in September 2015. Mr. Wilder is also the Executive Chairman and member of Investment Committee of three investment vehicles: (i) Bluescape; (ii) Parallel Resource Partners; (iii) and Bluescape Energy Partners. Mr. Wilder serves on the boards of directors of several portfolio companies. Mr. Wilder started in the energy business in Texas over 35 years ago with the Royal Dutch/Shell Group, where he rose to the position of chief executive officer of Shell Capital in London. Thereafter, in executive roles at TXU Corp. and Entergy Corporation, Mr. Wilder spearheaded the industry’s two most successful total financial and operational turnarounds. For his achievements at TXU, the Harvard Business Review named Mr. Wilder twice as one of the Best-Performing CEOs in the World, ranking 24th among 2,000 CEOs from publicly traded companies in 33 countries in 2010 and 74th among 3,143 CEOs, from publicly traded companies in 50+ countries in 2013. No other United States’ power company executive was honored in either of these rankings. During Mr. Wilder’s leadership, TXU delivered 65% annualized returns to shareholders and ranked 5th best among the S&P 500. Mr. Wilder was named Ten Best CEOs in America by Institutional Investor in 2004 and was named Best CEO and CFO in the Electric Power Sector by Institutional Investor in all the years he was in the power industry. Mr. Wilder is a Trustee of Texas Health Resources and is a past member of the National Petroleum Council, a Secretary of Energy Appointment. A native of Missouri, Mr. Wilder graduated magna cum laude from Southeast Missouri State University with a bachelor’s degree in business administration, and he has received the university’s Distinguished Alumni Award. He earned a master’s degree in business administration from the University of Texas.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE

FOR ELECTION TO THE BOARD OF DIRECTORS.

Board Committees and Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The audit committee of our Board of Directors recommends the appointment of our independent registered public accountants, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent registered public accountants, including the results and scope of their audit. The audit committee is currently comprised of Messrs. Benjamin (chair), Serota and Stillwell, each of whom is independent within the meaning of applicable SEC and NYSE rules. During 2015, Mr. Mitchell also served on our audit committee, but resigned on October 19, 2015 in connection with the closing of our 12.5% senior secured second lien term loan with certain affiliates of Fairfax Financial in the aggregate principal amount of $300 million (the “Fairfax Term Loan”). The Board of Directors has designated Mr. Benjamin as the audit committee financial expert, as currently defined under the SEC rules implementing the Sarbanes-Oxley Act of 2002. See “—Corporate Governance—Director Independence.” We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, as well as NYSE and SEC rules and regulations. The audit committee held eight meetings during the fiscal year ended December 31, 2015.

The audit committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Compensation Committee. The compensation committee of our Board of Directors reviews and recommends to our Board of Directors the compensation and benefits for all of our executive officers, administers our stock plans and establishes and reviews general policies relating to compensation and benefits for our employees. The compensation committee is currently comprised of Messrs. Stillwell (chair), Benjamin, Ford, Ross and Serota, each of whom is independent within the meaning of applicable NYSE rules. During 2015, Mr. Mitchell also served on our compensation committee, but resigned on October 19, 2015 in connection with our incurrence of the Fairfax Term Loan. During 2015, each director who served on the compensation committee other than Messrs. Mitchell and Ross was a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Mitchell and Ross recused themselves from equity compensation decisions related to any insiders during 2015, and Mr. Ross intends to recuse himself from any such decisions for so long as he has any interest in any related party transactions that we are required to disclose pursuant to Item 404 of Regulation S-K. Each member of the compensation committee is also an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “—Corporate Governance—Director Independence.” We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as well as NYSE and SEC rules and regulations. The compensation committee held six meetings during the fiscal year ended December 31, 2015.

The compensation committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our Board of Directors is responsible for:

•	reviewing the appropriate size, function and needs of the Board of Directors;

•	developing the Board of Directors’ policy regarding tenure and retirement of directors;

•	establishing criteria for evaluating and selecting new members of the Board of Directors, subject to the Board of Directors’ approval thereof;

•

identifying and recommending to the Board of Directors for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the committee and by the Board of Directors;

•	overseeing the evaluation of management and the Board of Directors; and

•	monitoring and making recommendations to the Board of Directors on matters relating to corporate governance.

The nominating and corporate governance committee currently consists of Messrs. Ford (chair), Benjamin, Ross, Serota and Stillwell, each of whom is independent within the meaning of applicable NYSE rules. During 2015, Mr. Mitchell also served on our nominating and corporate governance committee, but resigned on October 19, 2015 in connection with our incurrence of the Fairfax Term Loan. We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as well as NYSE and SEC rules and regulations. See “Corporate Governance—Director Independence.” The nominating and corporate governance committee held four meetings during the fiscal year ended December 31, 2015.

The nominating and corporate governance committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.excoresources.com or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084.

Board of Directors. The Board of Directors held 17 meetings during the fiscal year ended December 31, 2015. During 2015, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director served, if any, during the period for which such person served as a director. We have a policy that encourages all directors to attend the Company’s Annual Meeting of Shareholders. The Company held its Annual Meeting of Shareholders for 2015 on August 5, 2015 (the “2015 Annual Meeting”). One of the six members that were serving on our Board of Directors at that time attended the 2015 Annual Meeting.

Report of the Audit Committee

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015, which includes the consolidated balance sheets of the Company as of December 31, 2015 and December 31, 2014, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Review and Discussions with Management.

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm.

Pursuant to the terms of the audit committee’s charter, the audit committee meets as often as it determines, but no less than once per fiscal quarter. The audit committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The audit committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP their independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with KPMG LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE*

Jeffrey D. Benjamin (Chairman)

Jeffrey S. Serota

Robert L. Stillwell

*	Samuel A. Mitchell resigned from the audit committee on October 19, 2015.

Director Compensation

The following table provides compensation information for the year ended December 31, 2015 for each non-employee member of our Board of Directors:

2015 FISCAL YEAR DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey D. Benjamin(3)	307,065	140,000	—	—	—	—	447,065
B. James Ford	55,000	140,000	—	—	—	—	195,000
Samuel A. Mitchell(4)	55,000	140,000	—	—	—	—	195,000
T. Boone Pickens(5)	6,778	—	—	—	—	—	6,778
Wilbur L. Ross, Jr.	50,000	140,000	—	—	—	—	190,000
Jeffrey S. Serota	55,000	140,000	—	—	—	—	195,000
Robert L. Stillwell	60,000	140,000	—	—	—	—	200,000
C. John Wilder(6)	12,500	140,000	—	—	—	—	152,500

(1)	Includes the amount of cash fees forgone at the election of Mr. Benjamin and either paid during 2015 or deferred until a later date in our Common Shares pursuant to the Director Plan (as defined below). See “—Director Plan.”

(2)	This column provides the aggregate grant date fair value of restricted shares issued to each non-employee director in 2015 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718—Compensation—Stock Compensation (“ASC 718”), with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Equity-based compensation” and “Note 11. Equity-based compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2016. Pursuant to the policies of Oaktree, Mr. Ford must hold these restricted shares on behalf of and for the sole benefit of Oaktree and has assigned all economic, pecuniary and voting rights to Oaktree.

(3)	Represents fees earned for service as non-executive Chairman of the Board of Directors from January 1, 2015 to September 8, 2015, for service as the chairman of our audit committee and for service on the compensation committee and nominating and corporate governance committee. Mr. Benjamin received a fee in the amount of $25,000 per month for his service as non-executive Chairman of the Board of Directors.

(4)	Includes fees earned for service on our audit committee, compensation committee and nominating and corporate governance committee. Mr. Mitchell resigned from the audit committee, compensation committee and nominating and corporate governance committee on October 19, 2015.

(5)	Includes fees earned for service on our Board of Directors from January 1, 2015 to March 2, 2015. Mr. Pickens resigned from our Board of Directors effective March 2, 2015.

(6)	Represents fees earned for service on our Board of Directors from September 8, 2015 to December 31, 2015. Mr. Wilder was appointed as one of our directors and the Executive Chairman of the Board of Directors on September 8, 2015.

Cash Compensation. Our non-employee directors were paid an annual retainer of $40,000 in 2015. Our non-executive chairman was paid an additional fee of $25,000 per month for his service from January 1, 2015 through September 8, 2015. The chairs of our compensation committee and nominating and corporate governance committee were each paid an additional $10,000 in 2015 and the chair of the audit committee was paid an additional $50,000 in 2015. Each non-chair member of our compensation committee, nominating and corporate governance committee and audit committee was paid an additional $5,000 in 2015. We pay no additional remuneration to our employees serving as directors. All directors, including our employee directors (if any), are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. The Board of Directors has not made any changes to director compensation for fiscal 2016.

Restricted Share Grants. On October 29, 2015, each of our non-employee directors received an automatic annual grant of 5,000 restricted shares pursuant to the Amended and Restated 2007 Director Plan (the “Director Plan”) and the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Incentive Plan”). On December 4, 2015, our Board of Directors approved an amendment to the Director Plan to replace the automatic annual grants of 5,000 restricted shares to each of our nonemployee directors with automatic annual grants of restricted shares having an aggregate total fair market value of $140,000 per grant. An initial award under the amended Director Plan was made to each of our nonemployee directors on December 10, 2015, however the award was for a number of restricted shares having an aggregate total fair market value equal to $134,200, which is equal to $140,000 less the value as of the date of grant of the 5,000 restricted shares previously granted to our nonemployee directors in 2015.

Pursuant to the Director Plan, future automatic annual grants of restricted shares will be made on the second trading day after the press release containing the Company’s third quarter earnings is issued. Such restricted shares will vest on the first anniversary of the date of grant or automatically upon a change in control as defined in the Incentive Plan. However, no shares granted under the Director Plan will vest, and the shares that would otherwise have vested will be forfeited, in any fiscal year in which a director attends less than 75% of the Board of Directors meetings held for that fiscal year. In the event a director ceases to serve as a director for any reason, such director’s unvested restricted shares will be forfeited.

Director Plan. The Director Plan permits non-employee directors who receive fees for their service on the Board of Directors and its committees to make an annual election to receive their fees (i) entirely in cash, (ii) 50% in cash and 50% in our Common Shares or (iii) entirely in our Common Shares. Messrs. Ford, Mitchell, Pickens, Ross, Serota, Stillwell and Wilder elected to receive cash for their service during 2015. For his service during 2015, Mr. Benjamin elected to receive his fees 50% in cash and 50% in our Common Shares. All director fees are paid on a quarterly basis. Payments in the form of our Common Shares are issued as of the payment date, which is the first business day following the end of the fiscal quarter, at the closing price of our Common Shares on the NYSE on that date.

The Director Plan also permits a non-employee director to defer the payment of his or her director fees (employee directors do not receive fees in their capacity as directors). A director may defer the payment of director fees, whether payable in the form of cash or our Common Shares, to (i) a specified date, (ii) his or her termination of service, (iii) the occurrence of a change of control or (iv) the earlier of two or more of those events. This deferral satisfies the requirements of Section 409A of the Code. Mr. Benjamin elected to defer the payment of his 2015 director fees that are paid in our Common Shares under the Director Plan.

Corporate Governance

The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of the NYSE are comprised, in part, of those objective standards set forth in NYSE rules. In addition, no director will qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The following commercial or charitable relationships, although not exclusive, will not be considered to be material relationships that would impair a director’s independence: (a) the director is an executive officer or owns beneficially or of record more than a ten percent equity interest of another company that does business with us or our subsidiaries and the annual sales to, or purchases from, us or our subsidiaries are less than five percent of the annual revenues of the company for which he or she serves as an executive officer; (b) the director is an executive officer or owns beneficially or of record more than a ten percent equity interest of another company which is indebted to us or our subsidiaries, or to which we or our subsidiaries are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company for which he or she serves as an executive officer; and (c) the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than five percent of that organization’s total annual charitable receipts. Any automatic matching by us of employee charitable contributions will not be included in the amount of our contributions for this purpose.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current “independent” directors are Jeffrey D. Benjamin, B. James Ford, Wilbur L. Ross, Jr., Jeffrey S. Serota and Robert L. Stillwell. As part of the Board of Directors’ process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other “material relationship” with us that could interfere with his ability to exercise independent judgment.

In determining that the directors above are “independent,” the Board of Directors considered the transactions, relationships and arrangements described in our prior proxy statements and in this proxy statement under the headings “—Transactions with Related Persons”, “—Other Relationships with the Company” and “—Directors and Nominees”.

Director Meetings

The Company’s directors held four formal regular meetings independent from management during the year ended December 31, 2015. Prior to Mr. Wilder’s appointment as our Executive Chairman of the Board of Directors on September 8, 2015, Mr. Benjamin acted as chairman at the meetings of the Board of Directors. For the remainder of 2015, Mr. Wilder acted as chairman at the meetings of the Board of Directors.

Director Nomination Policy

The Company has a standing nominating and corporate governance committee consisting entirely of independent directors. Each Director Nominee was recommended to the Board of Directors by the nominating and corporate governance committee for selection.

Although we have no formal policy regarding shareholder nominees, the nominating and corporate governance committee will consider all proposed nominees for the Board of Directors, including those put forward by shareholders in accordance with the procedures set forth in our Third Amended and Restated Bylaws, which require the nominating shareholder to provide timely written notice, including specific information regarding the proposed director, information regarding the nominating shareholder’s ownership of our securities and certain written representations, as described more fully in the Third Amended and Restated Bylaws. In making its recommendations to the Board of Directors, the nominating and corporate governance committee considers, at a minimum, a candidate’s qualification as “independent” under the various standards applicable to the Board of Directors and each of its committees, as well as a candidate’s depth of experience, availability and potential contributions to the diversity of the Board of Directors. The Board of Directors defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the ability to fulfill a need for any particular expertise on the Board of Directors or one of its committees. The nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and experiences that enhance the quality of the deliberations and decisions of the Board of Directors, in the context of the perceived needs of the structure of the Board of Directors at that point in time. The Company’s policy against discrimination based on race, gender, ethnicity or other classification applies to the nominating and corporate governance committee’s search for and evaluation of candidates. With respect to incumbent members of the Board of Directors, the committee also considers the performance of each incumbent director. Candidates may come to the attention of the nominating and corporate governance committee from current directors, shareholders, officers or other sources, and the committee reviews all candidates in the same manner regardless of the source of the recommendation. The Board of Directors and the nominating and corporate governance committee aim to assemble a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board of Directors.

Board Leadership Structure

The Board of Directors is committed to promoting effective, independent governance of the Company. The Board of Directors believes it is in the best interests of the shareholders and the Company for the Board of Directors to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, our Corporate Governance Guidelines allow the Board of Directors to determine whether to separate or combine the roles of the chairman and chief executive officer. To help ensure the independence of the Board of Directors from the chairman and chief executive officer, if the chairman is also a member of our management, our Corporate Governance Guidelines require the non-management directors to appoint a lead independent director.

Executive Chairman. On September 8, 2015, in connection with the closing of the transactions contemplated by our services and investment agreement with ESAS, we appointed Mr. Wilder as one of our directors and amended and restated our bylaws to establish the position of Executive Chairman of the Board of Directors and appoint Mr. Wilder to such role. Our amended and restated bylaws provide that the Executive Chairman of the Board of Directors may be elected annually and the individual serving in such role shall not have any additional rights, duties or obligations by virtue of such role. In addition, our amended and restated bylaws provide that we will not elect a Chairman of the Board of Directors so long as there is an Executive Chairman of the Board of Directors in office.

Pursuant to our nomination letter agreement with ESAS, ESAS has agreed to cause Mr. Wilder to serve as our Executive Chairman of the Board of Directors until September 8, 2019, subject to Mr. Wilder continuing to serve as a member of our Board of Directors during such time and certain other limitations. Mr. Wilder was selected to serve as a director and the Executive Chairman of the Board of Directors due to his substantial leadership experience with companies in the exploration and production industry and his experience as a senior executive (including Chief Executive Officer) of two electric utilities. Mr. Wilder is also currently Executive Chairman of Bluescape, Parallel Resource Partners and Bluescape Energy Partners and serves on the boards of directors of several portfolio companies.

Prior to Mr. Wilder’s appointment as our Executive Chairman of the Board of Directors, Jeffrey D. Benjamin, a long-time shareholder and independent director, served as non-executive Chairman of the Board of Directors. The Board of Directors selected Mr. Benjamin to serve as non-executive Chairman beginning in November 2013 based on his extensive knowledge of EXCO and its business, having served on the Board of Directors since October 2005 and prior to that from 1998 through 2003. Mr. Benjamin is also currently a director of American Airlines Group Inc., Caesars Entertainment Corporation and Chemtura Corporation and chairman of the board of directors of A-Mark Precious Metals, Inc.

Lead Independent Director. If in the future the Board of Directors appoints a chairman that is also a member of our management, our non-management directors will appoint a lead independent director. The primary role of the lead independent director would be to ensure independent leadership of the Board of Directors. The lead independent director would have frequent contact with the Executive Chairman of the Board of Directors or Chairman of the Board of Directors, as applicable, the chief executive officer and the other members of our senior management throughout the year. As provided in our Corporate Governance Guidelines, the responsibilities of the lead independent director would be to chair the executive sessions of the independent directors, to facilitate communication among the non-management and independent directors and to act as a liaison between the non-management and independent directors and the chief executive officer. The lead independent director may also perform such other roles and responsibilities as may be assigned by the nominating and corporate governance committee or the full Board of Directors.

During Mr. Benjamin’s service as non-executive Chairman of the Board, the Board of Directors determined not to designate a lead independent director because Mr. Benjamin’s service involved the same responsibilities as a lead independent director. In addition, upon Mr. Wilder’s appointment as Executive Chairman of the Board of Directors, the Board of Directors determined not to designate a lead independent director because Mr. Wilder’s role as Executive Chairman of the Board of Directors is independent from management and involves the same responsibilities as a lead independent director.

Risk Oversight

Our Enterprise Risk Management effort consists of oversight carried out by our audit committee, a management-led Risk Management Committee and various other initiatives carried out by our senior management, each of which is described in more detail below.

Our corporate risk assessment initiative is led by our Director of Internal Audit and aims to identify, monitor and remediate business risks. This initiative includes members of the Company’s senior management team who meet periodically with our Director of Internal Audit to discuss risks and the progress towards remediating those risks. The Director of Internal Audit provides a report to the audit committee on a periodic basis regarding this initiative and the specific risks being discussed.

We have also implemented an Enterprise Risk Management initiative that supplements the corporate risk assessment initiative. Enterprise risk management professionals from KPMG LLP assisted management in the development and organization of this initiative by leveraging their experience advising other companies in the oil and natural gas industry. Senior management and the Director of Internal Audit periodically report to the Board of Directors on this initiative.

We have also formed a Risk Management Committee, which is comprised of our senior management team, to execute oversight responsibilities across the principal areas of corporate credit and risk management. These responsibilities include reviewing and assessing risk with respect to (i) our physical commodity purchase and sale arrangements/counterparties (including end-user contract exposures), transportation and gathering contracts (including firm transportation commitments) and purchase of third party natural gas for resale by us, (ii) our derivative contracts and counterparties, (iii) material corporate purchase commitments (e.g., rig commitments, tubular goods commitments), vendor exposure/concentration and joint interest billing obligations owed by non-operators, and (iv) other risks identified from time to time by the committee. This committee meets on a monthly basis.

Senior management has also formed a committee of senior managers from its finance, treasury, land, business development and operations functions to monitor the Company’s cash balances and upcoming cash funding requirements on a regular basis.

The Board of Directors is responsible for the oversight of our entire Enterprise Risk Management effort, while risks related to accounting and financial matters are the primary responsibility of the audit committee and risks related to executive compensation matters are the primary responsibility of the compensation committee. The periodic risk management initiative reports provided by the Director of Internal Audit and various officers allows the Board of Directors and its committees to stay abreast of the risks identified by management and management’s efforts to remediate and control risk, and provides the Board of Directors with opportunities to discuss risk matters with management on a regular basis. In addition, the Board of Directors leverages the multi-faceted experience and backgrounds of individual board members to probe risk areas and issues with management during Board of Directors meetings.

Codes of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies of the codes can be obtained free of charge from our website, www.excoresources.com, or by contacting us at the address appearing on the first page of this proxy statement to the attention of Secretary or by telephone at (214) 368-2084. We intend to post any amendments to, or waivers from, our Code of Ethics that apply to our chief executive officer or senior financial officers on our website at www.excoresources.com.

Communication with the Board of Directors

Any shareholder or other interested party who desires to make his or her concerns known to an individual director, a committee of the Board of Directors or the entire Board of Directors may do so by mail to: Board of Directors of EXCO Resources, Inc. at 12377 Merit Dr., Suite 1700, Dallas, Texas 75251. The Company’s Secretary shall forward all communications, other than communications that are not properly directed or are frivolous, to the director, specific committee, non-management director or directors, or the entire Board of Directors, as requested in the communications.

Any communications to the Company from one of the Company’s officers or directors will not be considered “shareholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “shareholder communications” if they are made solely in such employee’s or agent’s capacity as a shareholder. Any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act will not be viewed as “shareholder communications.”

Executive Officers

The following table sets forth certain information with respect to our current executive officers.

Name	Age	Position
Harold L. Hickey	60	Chief Executive Officer and President
William L. Boeing	61	Vice President, General Counsel and Secretary
Richard A. Burnett	42	Vice President, Chief Financial Officer and Chief Accounting Officer
Harold H. Jameson	48	Vice President and Chief Operating Officer

Harold L. Hickey became our Chief Executive Officer in March 2015 and President in February 2013. Mr. Hickey previously served as Chief Operating Officer from October 2005 until March 2015. From October 2005 until February 2013, Mr. Hickey served as our Vice President and from January 2004 until October 2005, Mr. Hickey served as President of our wholly owned subsidiary, North Coast Energy, Inc. Mr. Hickey was our Production and Asset Manager from February 2001 to January 2004. From April 2000 until he joined us, Mr. Hickey was Chief Operating Officer of Inca Natural Resources Group, L.P., an independent oil and natural gas exploration company. Prior to that, Mr. Hickey worked at Mobil Oil Corporation from 1979 to March 2000.

William L. Boeing became our Vice President, General Counsel and Secretary in April 2006. From October 1980 to March 2006, Mr. Boeing was initially an associate and later a partner at one of our outside law firms, Haynes and Boone, LLP, in Dallas, Texas.

Richard A. Burnett became our Chief Financial Officer on September 1, 2014 and our Vice President and Chief Accounting Officer on March 10, 2014. Mr. Burnett was our Vice President of Special Projects from the time he joined EXCO in November 2013 until March 2014. From April 2001 until joining the Company, Mr. Burnett served as a Partner at KPMG LLP in their energy transactions service practice advising a number of clients in the oil and natural gas exploration and production, oil field services, manufacturing, midstream, refining and utilities industries on, among other things, their financial reporting and securities filing requirements. Mr. Burnett also spent five years at Arthur Andersen LLP prior to joining KPMG LLP. Mr. Burnett is a certified public accountant and received a Bachelor’s degree in Accounting from Texas Tech University.

Harold H. Jameson became our Chief Operating Officer on April 17, 2015. Mr. Jameson most recently served as our Vice President of Development and Production with primary responsibilities including the Company’s horizontal shale development drilling programs in the Haynesville, Eagle Ford and Marcellus assets. Mr. Jameson has served in a Vice President role since March 2011. From August 2008 until March 2011, Mr. Jameson served as General Manager of our East Texas/North Louisiana area with primary responsibility for our Haynesville/Bossier shale horizontal development. Prior to the Haynesville/Bossier shale project, Mr. Jameson served as General Manager of our Vernon Field project. Prior to joining EXCO in April 2007, Mr. Jameson was employed at Anadarko Petroleum Corporation from 1991 to 2007, and during his career he has had multiple responsibilities in technical or leadership roles including asset management, drilling and completions, production engineering, reservoir engineering, economic evaluations and field development in U.S. onshore and international projects.

Compensation Discussion and Analysis

Executive Summary

Named Executive Officers. For purposes of disclosure in this proxy statement, the “Named Executive Officers” for the year ended December 31, 2015 include the following persons:

•	Harold L. Hickey, our President and Chief Executive Officer as of December 31, 2015;

•	Richard A. Burnett, our Vice President, Chief Financial Officer and Chief Accounting Officer as of December 31, 2015;

•	William L. Boeing, our Vice President, General Counsel and Secretary as of December 31, 2015; and

•	Harold H. Jameson, our Vice President and Chief Operating Officer as of December 31, 2015.

General Philosophy. We believe that the most effective compensation program is one that is designed to reward all of our employees, including but not limited to, our Named Executive Officers, for the achievement of our short-term and long-term strategic goals using a pay for performance system that ultimately drives toward the achievement of increased total shareholder return. Through this strategy, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our Named Executive Officers’ total compensation is comprised of a mix of base salary, performance-based cash bonus, long-term incentive compensation, retirement and other benefits and perquisites and other personal benefits intended to fulfill these objectives.

Our compensation committee annually reviews our executive compensation program to determine what changes should be made to the individual components of the program in order to fulfill our objectives. Our compensation committee has taken several significant steps to align our executive compensation program with these objectives over the past several years, including the following:

•

Conducting an annual review of base salary and cash bonuses (during the first fiscal quarter) and adopting annual management incentive plans (beginning in 2013) that award annual cash bonuses and fully-vested restricted shares based on a combination of the Company’s achievement of performance-based metrics and the compensation committee’s discretion.

•

Conducting an annual review of equity compensation awards and making an annual grant of equity awards with a combination of time-based and performance-based vesting conditions (e.g., share price and total shareholder return).

2015 Business Overview. In 2015, we implemented a strategic improvement plan that incorporated the following focus areas: (i) liability management; (ii) operational performance; (iii) capital deployment; (iv) risk management; (v) portfolio repositioning; and (vi) performance management. We carried out this plan by completing significant transactions to improve our capital structure and provide structural liquidity, including the following:

•

We closed a services and investment agreement with ESAS on September 8, 2015 which resulted in, among other things, ESAS purchasing 5,882,353 Common Shares from us for gross proceeds of $10.0 million and agreeing to provide us with certain strategic advisory services.

•

On October 26, 2015, we closed the funding of two senior secured second lien term loans in the aggregate principal amount of $591.0 million and used the proceeds to repay approximately $300.0 million principal amount of outstanding indebtedness under our credit agreement and repurchase an aggregate of approximately $577.0 million principal amount of our senior unsecured notes.

•

On November 4, 2015, we used the remaining capacity under the agreement governing one of our second lien term loans to incur an additional $109.0 million of aggregate principal amount of second lien term loans and used the proceeds to repurchase an aggregate of approximately $251.0 million principal amount of our senior unsecured notes.

•

We executed a series of amendments to our credit agreement to, among other things, (i) allow for the issuance of indebtedness that is subordinate to the indebtedness under our credit agreement, (ii) modify or eliminate certain financial covenants to provide us with additional financial flexibility and (iii) establish our borrowing base at $375.0 million.

•

We successfully completed a consent solicitation to amend the indenture governing our 7.5% Senior Unsecured Notes due 2018 on November 24, 2015, which amended the indenture to, among other things, eliminates the reduction in the amount of secured indebtedness permitted under our credit facilities upon principal payments which result in a permanent reduction in our borrowing capacity and the borrowing capacity of our subsidiaries.

•	Implemented several initiatives to reduce general and administrative costs and lease operating costs, including significant reductions in our workforce.

•

Since December 2015, we repurchased an aggregate of approximately $95.2 million in principal amount of our senior unsecured notes at a discount for cash in a series of privately negotiated transactions.

Our Named Executive Officers were instrumental in arranging and carrying out each of these transactions. As a result of these transactions, we significantly reduced our outstanding debt.

Key Compensation Decisions in 2015. We believe that our compensation for Named Executive Officers for fiscal year 2015 was consistent with the objectives of our compensation philosophy and with our performance, and was also consistent with the purposes of retaining and incentivizing our Named Executive Officers. The key compensation actions taken with respect to our Named Executive Officers in 2015 are summarized below:

•

On March 4, 2015, our Board of Directors adopted the 2015 Management Incentive Plan (the “2015 Management Incentive Plan”) that provides officers with performance-based bonus awards payable seventy-five percent (75%) in cash and twenty-five percent (25%) in fully-vested restricted shares. The 2015 Management Incentive Plan provides performance-based metrics that account for ninety percent (90%) of the bonus for each officer with the compensation committee having discretion over the remaining ten percent (10%) of the bonus and each award being subject to a five percent (5%) automatic adjustment based on a “safety modifier.”

•

In May 2015, in connection with the appointment of Mr. Hickey as Chief Executive Officer and Mr. Jameson as Chief Operating Officer, the compensation committee recommended, and the Board of Directors approved, a separate Amended and Restated Retention Agreement (as defined below) with each of Messrs. Boeing, Hickey and Burnett and a Retention Agreement (as defined below) with Mr. Jameson, which, in each case, provide for certain benefits upon a Qualifying Termination (as defined below).

•

On May 14, 2015, in connection with Mr. Jameson’s appointment as Chief Operating Officer, the compensation committee elevated Mr. Jameson to a “Tier 1” participant under the 2015 Management Incentive Plan, which is the same level as our other Named Executive Officers, and awarded Mr. Jameson 50,000 restricted shares that vest in three (3) equal annual installments beginning on May 14, 2016.

•

On July 1, 2015, the compensation committee (i) approved a form of performance-based share unit award agreement under the Incentive Plan and the performance criteria for grants of performance share units (“PSUs”) subject to performance-based vesting conditions and (ii) granted performance-based PSUs to our Named Executive Officers.

Consistency with Compensation Objectives. We believe that the compensation decisions in 2015 were consistent with the objectives of our compensation philosophy because:

•

We continue to model our executive compensation incentives toward achieving long-term equity growth by using significant vesting conditions, including conditions tied to our future share price, to reward and retain our Named Executive Officers for contributions to the Company’s long-term performance and value.

•	Cash and equity awards for Named Executive Officers and other officers under the 2015 Management Incentive Plan are tied to the achievement of several key performance-based metrics.

•	We have retained several key officers and other management personnel and believe that our senior management team will work to fulfill our business strategy and increase shareholder return.

Overview of Compensation Program

The compensation committee of our Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The compensation committee reviews and recommends to our Board of Directors the compensation and benefits for our executive officers, administers our stock plans and assists with the establishment of general policies relating to compensation and benefits for all of our employees. The compensation committee seeks to ensure that the total compensation paid to our officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers are similar to those provided to our other officers and managers.

The following discussion summarizes in more detail our executive compensation program, including our compensation objectives and philosophies, the processes and sources of input that are considered in determining compensation for our Named Executive Officers and an analysis of the compensation paid to or earned by our Named Executive Officers in 2015.

Compensation Philosophy and Objectives

We believe that the most effective compensation program is one that is designed to reward all of our employees, not just executives, for the achievement of our short-term and long-term strategic goals.

When establishing total compensation for our Named Executive Officers, our compensation committee has the following objectives:

•	to attract, retain and motivate highly qualified and experienced individuals;

•	to ensure that a significant portion of their total compensation is “at risk” in the form of equity compensation;

•	to ensure annual cash bonus payouts for Named Executive Officers and other officers are tied to the achievement of several key performance-based metrics; and

•	to offer competitive compensation packages that are consistent with our core values.

Over the last several years, our focus was to maximize shareholder value by increasing reserves, production and cash flow in a cost-effective manner through the appraisal and development of the Company’s shale resources, particularly in the Haynesville and Eagle Ford shale formations. Proper development of these shale properties requires personnel with significant technical knowledge and expertise that encompasses analyzing geological and geophysical data and possessing the skills necessary to drill and complete these high-pressure wells to maximize the economic potential. As a result, we have cultivated a skilled workforce with core competencies exploiting and developing complex shale resources. This skilled workforce is integral to the execution of our corporate strategy, particularly during the current depressed commodity price environment.

In 2015, we implemented the use of performance-based PSUs, which represent a non-equity unit with a conversion value equal to the fair market value of our Common Shares on the date of vesting. Under our PSU award agreements, we are required to convert vested PSUs into a cash payment in an aggregate amount equal to the number of vested PSUs multiplied by the fair market value of our Common Shares as of the vesting date. We also continued our philosophy of using restricted shares with significant time and performance-based vesting conditions as an incentive for our officers, including our Named Executive Officers, and our other selected employees primarily because we believe:

•	restricted share awards, performance-based restricted share units (“RSUs”) and performance-based PSUs help ensure that a significant portion of selected employees’ total compensation is “at risk”;

•

restricted share awards, performance-based RSUs and performance-based PSUs are designed to allow selected employees to acquire a direct ownership interest in us over time and therefore be fully aligned with our shareholders;

•	restricted share awards, performance-based RSUs and performance-based PSUs with vesting conditions tied to the price of our Common Shares align the interest of our officers with our shareholders;

•

restricted share awards are designed to be less vulnerable than stock options to volatility in our Common Share price, which is often impacted by volatile swings in the price of natural gas, and therefore serve as a more meaningful long-term retention vehicle even if the price of our Common Shares decreases in the short-term; and

•

based on market data provided by our outside compensation consultant, awarding restricted shares, performance-based RSUs and performance-based PSUs would allow the Company to offer similar incentives to those companies with whom we compete for skilled talent since most of the companies in our peer group issue restricted shares, RSUs or PSUs as part of their executive compensation incentives.

During 2015, our compensation committee awarded only time-based restricted share awards and performance-based PSUs to our Named Executive Officers. The performance-based PSUs are structured to incentivize our Named Executive Officers to maximize the long-term value of our Common Shares, with the number of PSUs vesting being determined based on our total shareholder return during the period from the date of grant to the third anniversary of the date of grant. The performance-based PSUs only vest and convert into a cash payment if our percentile rank within a peer group established by the compensation committee equals or exceeds 35% during the measurement period. For additional information concerning these awards, see “Executive Compensation Components—Long-Term Incentive Compensation—Performance Share Units.”

Role of Executive Officers in Compensation Decisions

Our Board of Directors has delegated authority to the compensation committee to make all compensation decisions for our executive officers and approve all grants of equity awards to our executive officers and certain other selected officers. The compensation committee annually reviews the performance of our chief executive officer. In addition, our chief executive officer has historically reviewed the performance of each other executive officer on an annual basis. The conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual bonus award amounts, are determined by the compensation committee. The compensation committee may exercise its discretion in modifying any recommended adjustments or awards to our executives and has the final authority to establish the compensation packages for our executive officers. The compensation committee may delegate authority and responsibilities to subcommittees, as long as such subcommittees consist of not less than two members.

Setting Executive Compensation

Outside Consulting Firm. The compensation committee engaged Frederic Cook beginning in 2013 to conduct annual reviews of our total compensation program for our Named Executive Officers, as well as for other key executives. The compensation committee selected Frederic Cook to provide these services based on, among other things, Frederic Cook’s reputation, substantial insight and experience with executive compensation programs in our industry.

Independence of Consulting Firm. The compensation committee annually reviews the performance, independence and related fees paid to executive compensation consultants and has concluded that our current compensation consultant, Frederic Cook, is independent. During 2015, the Company paid Frederic Cook $106,212 in fees for its executive compensation consulting services.

Peer Group. In making compensation decisions, the compensation committee compares each element of total compensation against a peer group of publicly-traded oil and natural gas companies with similar operations and revenue. The peer group consists of companies against which the compensation committee believes we compete for talent and for shareholder investment. Our peer group in 2015 consisted of the following companies: Bill Barrett Corporation; Carrizo Oil & Gas, Inc.; Comstock Resources Inc.; Laredo Petroleum, Inc.; Magnum Hunter Resources Corporation; Oasis Petroleum Inc.; PDC Energy, Inc.; Penn Virginia Corporation; SandRidge Energy, Inc.; Stone Energy Corporation; Swift Energy Company; Ultra Petroleum Corporation and W&T Offshore, Inc.

In comparing the Company’s executive compensation levels to those of its peer group, the compensation committee looked at base salary, cash incentives, other compensation (which includes restricted shares, RSUs, PSUs, stock options, other types of equity compensation, pensions and perquisites), and total compensation for 2014 (the most recent year for which information regarding the peer group’s executive compensation was available).

Total Direct Compensation. We compete with many larger companies for top executive-level talent. Our compensation committee took into consideration a number of factors when setting and determining the total direct compensation (base salary, cash bonus and the value of the individual’s equity awards granted during that year) for our Named Executive Officers in 2015, including exercise prices for existing stock options and the vesting periods for previously issued restricted share awards and RSUs. Although our compensation committee does not identify specific target ranges for the total direct compensation of each Named Executive Officer, the compensation committee generally sets total direct compensation for our Named Executive Officers between the market median and the seventy-fifth percentile of compensation paid to similarly situated executives of the companies comprising the peer group. The compensation committee determined that the level of 2015 total direct compensation for our Named Executive Officers was appropriate based on an analysis of our peer group’s total direct compensation and other market data that our compensation committee deemed relevant.

A significant percentage of total compensation for our Named Executive Officers is allocated to equity awards as a result of our compensation philosophy described above. Restricted share awards, RSUs and PSUs with significant vesting and other conditions are aimed at ensuring that those executives remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. In addition, the compensation committee considers the Company’s historical burn rate when determining what restricted share awards, performance-based RSUs and performance-based PSUs are appropriate. The Company’s three-year average burn rate (using Institutional Shareholder Services’ methodology) was approximately 2.2%.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our executive officers. Rather, the compensation committee relies on each committee member’s knowledge and experience as well as information provided by management and the outside consultant to determine the appropriate level and mix of compensation.

Executive Compensation Components

Our executive compensation program consists of various elements of compensation that are intended to work together to provide total compensation that attracts, retains and motivates highly qualified and experienced individuals, ensures that a significant portion of their total compensation is “at risk” in the form of equity compensation and that such compensation represents a competitive compensation package that is consistent with our core values. For the fiscal year ended December 31, 2015, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based cash bonus and restricted share awards under the 2015 Management Incentive Plan;

•	long-term incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

We provide Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his position and responsibility by using market and other data that our compensation committee deems relevant.

During its review of base salaries for executives, the compensation committee primarily considers:

•	market data provided by our outside consultant;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	performance of the executive’s department or functional unit;

•	our operational performance, with respect to our production, reserves, finding and operating costs, drilling results, risk management activities and asset acquisitions;

•	our financial performance, with respect to our cash flow, net income, cost of capital, general and administrative costs and Common Share price performance;

•	our overall competitive position and outlook relative to our industry;

•	level of responsibility; and

•	leadership ability, demonstrated commitment to the organization, motivational skills, attitude and work ethic.

Executive base salary levels are typically reviewed annually by our compensation committee and thereafter during the year if significant changes are made in an executive’s duties or responsibilities. In December 2012, the compensation committee reviewed the annual base salaries for our Named Executive Officers and decided not to make any changes for fiscal 2013. During 2013, the compensation committee increased the base salary of Mr. Hickey to $750,000 in connection with his increased duties and responsibilities upon being appointed our president on February 28, 2013. During 2014, the compensation committee increased Mr. Burnett’s base salary to $475,000 in connection with his appointment as chief financial officer effective September 19, 2014, but did not make any other changes to the base salaries for our other Named Executive Officers. During 2015, the compensation committee increased Mr. Jameson’s base salary to $425,000 in connection with his appointment as chief operating officer, but did not make any other changes to the base salaries for our other Named Executive Officers. The compensation committee has determined not to make any changes to the base salary levels of our Named Executive Officers for 2016.

Management Incentive Plans

Prior to 2013, we typically paid year-end discretionary cash bonuses to each of our Named Executive Officers based on the Company’s performance during the year and an analysis by our compensation committee of our peer group’s total cash compensation and other market data. The payment of any cash bonus to Named Executive Officers was approved by our compensation committee, whose determination was historically based on the overall success of our Company and not as a result of any particular financial, operational or individual performance criteria or target.

2013 Management Incentive Plan. On February 28, 2013, our Board of Directors adopted the 2013 Management Incentive Plan to replace our historical year-end discretionary cash bonuses for our officers, including our Named Executive Officers. The 2013 Management Incentive Plan created an annual incentive pool for the calendar year beginning January 1, 2013 and ending on December 31, 2013 for our Named Executive Officers and certain other officers based on achievement of certain performance measures and the discretion of the compensation committee. In fiscal 2013, we achieved the threshold goal for three of the five performance measures of the Company and the compensation committee’s determination with respect to the discretionary portion of the incentive pool was based primarily on management’s execution of the Company’s strategic goals during 2013. The compensation committee had the authority to determine the amounts of the individual awards to eligible employees under the 2013 Management Incentive Plan. The compensation committee approved the payment of the following individual cash bonus awards under the 2013 Management Incentive Plan to our Named Executive Officers that were also our Named Executive Officers during 2013.

Name	2013 Management Incentive Plan Bonus
Harold L. Hickey	$240,000
William L. Boeing	$160,000

For additional information concerning the achievement of certain performance measures and the calculation of the incentive pool under the 2013 Management Incentive Plan, see “Compensation Discussion and Analysis—Executive Compensation Components—Cash Bonus—2013 Management Incentive Plan” in our Definitive Proxy Statement filed with the SEC on April 7, 2014.

2014 Management Incentive Plan. In April 2014, the Board of Directors adopted a new performance-based cash bonus plan for our officers, including our Named Executive Officers, with an initial performance period that lasted from January 1, 2014 to December 31, 2014 (the “2014 Management Incentive Plan”). In fiscal 2014, we achieved the threshold goal for two of the three performance measures of the Company. The compensation committee’s determination with respect to the discretionary portion of the plan was based on its finding that, during 2014, our Named Executive Officers were instrumental in arranging and carrying out significant transactions to enhance the Company’s liquidity, including an equity offering, a debt offering and refinancing transaction and the sale of certain non-core assets and our interest in Compass Production Partners, L.P. The following individual cash bonus awards were paid under the 2014 Management Incentive Plan to our Named Executive Officers that were also our Named Executive Officers during 2014. These awards were paid on March 13, 2015.

Name	2014 Management Incentive Plan Bonus
Harold L. Hickey	$612,225
Richard A. Burnett	$296,891
William L. Boeing	$408,150

For additional information concerning the achievement of certain performance measures and the calculation of the incentive pool under the 2014 Management Incentive Plan, see “Compensation Discussion and Analysis—Executive Compensation Components—Cash Bonus—2014 Management Incentive Plan” in our Definitive Proxy Statement filed with the SEC on June 11, 2015.

2015 Management Incentive Plan. On March 4, 2015, the Board of Directors adopted the 2015 Management Incentive Plan, which replaced the 2014 Management Incentive Plan, in order to attract and retain the Company’s management team and to encourage them to remain with, and devote their best efforts to, the Company and to reward them for outstanding performance, thereby advancing the interests of the Company and aligning management’s interests with those of the Company’s shareholders. The 2015 Management Incentive Plan provides for the payment of performance-based awards to eligible employees, of which seventy-five percent (75%) of the award is payable in cash and twenty-five percent (25%) of the award is payable in fully-vested restricted shares issued pursuant to the Incentive Plan.

The compensation committee is responsible for administering, interpreting and making determinations under, the 2015 Management Incentive Plan. For the performance period of January 1, 2015 through December 31, 2015, the compensation committee determined that the Named Executive Officers and certain other officers were eligible for awards under the 2015 Management Incentive Plan. The compensation committee established the following performance measures as the basis for awards under the 2015 Management Incentive Plan: production, adjusted EBITDA, general and administrative costs, finding and development costs and lease operating expenses. In addition, the compensation committee set the threshold achievement, target achievement and maximum achievement levels for each performance measure as described in further detail below.

Each award under the 2015 Management Incentive Plan has two components: ninety percent (90%) of an award is based on the Company’s achievement of the performance measures and the remaining ten percent (10%) is determined in the sole discretion of the compensation committee. In addition, each award is subject to an automatic five percent (5%) positive or negative adjustment based on the “safety modifier,” which is a comparison of the Company’s total recordable incident rate as compared to the incident rate of nonfatal occupational injuries and illnesses for the oil and natural gas industry in the year immediately preceding the performance period. Achievement of the performance goals under the 2015 Management Incentive Plan is calculated on the basis of straight-line interpolation between the threshold achievement, target achievement and maximum achievement levels of each performance measure.

For the performance period, each Named Executive Officer was entitled to an award based on the following performance measures and performance goals. The target goals below represented the midpoints of the Company’s guidance for 2015. The fiscal 2015 performance targets and actual results for the performance measures of the Company taking into account acquisitions and dispositions during 2015 are set forth below:

Performance Measures	Weight	Threshold	Target	Maximum	Actual Performance
Production (Bcfe)(1)	10%	120.0	125.0	130.0	124.0
Adjusted EBITDA (dollars in millions)(2)	15%	$258.0	$268.0	$278.0	$243.2
General and administrative costs (dollars in millions)(3)	25%	$ 52.5	$ 50.0	$ 47.5	$ 42.6
Finding and Development Costs (dollars per Mcfe)(4)	25%	Gas: $ 1.72 Oil: $ 5.09	Gas: $ 1.56 Oil: $ 4.63	Gas: $ 1.41 Oil: $ 4.17	Gas: $ 1.65 Oil: $ 2.66
Lease Operating Expenses (dollars in millions)(5)	15%	$ 52.5	$ 50.0	$ 47.5	53.9
Discretion of the compensation committee	10%

(1)	Production represents the net interest volumes of oil, natural gas and natural gas liquids stated on a Bcfe basis.

(2)	Adjusted EBITDA means earnings before interest, taxes, depreciation, depletion, amortization, ceiling test write-downs, unrealized gains or losses on derivative financial instruments and other non-cash income and expense items.

(3)	General and administrative costs represents expenses relating to the payment of employee compensation and benefits (other than equity and equity-based compensation), rents for office space, audit, legal, consulting and other professional fees, systems and overhead costs, and such other “general and administrative costs,” as determined under the Company’s standard accounting procedures and reported in its audited financial statements (reported net of overhead amounts reimbursed to the Company by working interest owners and joint venture partners, and net of amounts that are capitalized), but not including such expenses associated with the acquisition, exploration, exploitation, development, production or operation of the Company’s oil and natural gas properties and certain non-recurring expenses or unusual expenses not budgeted at the time the 2015 Management Incentive Plan was adopted.

(4)	Finding and development costs represents expenses relating to the exploration, exploitation or development of the Company’s oil and natural gas wells (excluding wells drilled for appraisal purposes), calculated based on ratio of the Company’s net share of actual costs incurred per Mcfe over the estimated ultimate recoveries, as set forth in the Company’s reserve reports that are reviewed by the Company’s independent petroleum engineers, each associated with the wells operated by the Company that have been both spud and turned-to-sales within the performance period (excluding wells drilled for appraisal purposes), bifurcated and calculated separately for oil wells and natural gas wells, and expressed as the weighted average cost per Mcfe for such oil and natural gas wells.

(5)	Lease operating expenses means expenses relating to the costs of maintaining and operating property and equipment on a producing oil and natural gas lease, as determined under the Company’s standard accounting procedures and reported in its audited financial statements.

Once the overall performance level was determined, the award amounts for the Named Executive Officers were determined using the following payout schedule:

	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Level Performance	Percentage of Base Salary for Threshold Level Performance	Percentage of Base Salary for Target Level Performance	Percentage Base Salary for Maximum Level Performance
Harold L. Hickey	0%	35%	70%	140%
William L. Boeing	0%	35%	70%	140%
Richard A. Burnett	0%	35%	70%	140%
Harold H. Jameson	0%	35%	70%	140%

During 2015, our Named Executive Officers made substantial contributions in arranging and carrying out transactions to significantly reduce our outstanding debt, including a series of debt restructuring transactions that resulted in the Company reducing its total debt by approximately $402.0 million. On March 10, 2016, the following payments were made to our Named Executive Officers under the 2015 Management Incentive Plan.

Name	2015 Management Incentive Plan Bonus(1)
Harold L. Hickey	$674,235
Richard A. Burnett	$413,715
William L. Boeing	$449,490
Harold H. Jameson	$357,157

(1)	Pursuant to the 2015 Management Incentive Plan, seventy-five percent (75%) of each award was payable in cash and twenty-five percent (25%) of each award was payable in fully-vested restricted shares.

Long-Term Incentive Compensation

Incentive Plan. In many cases over the last several years, incentives granted under the Incentive Plan comprise the largest portion of our Named Executive Officers’ total compensation package. As a result, a significant portion of compensation is “at risk” and tied to the performance of the Company. The Incentive Plan was originally adopted and approved by the Board of Directors of our predecessor entity in September 2005 and ultimately assumed by us. Over the years, with shareholder approval, we have increased the number of Common Shares authorized for issuance under the Incentive Plan. Currently, the number of Common Shares authorized for issuance under the Incentive Plan is 45,500,000 and each Common Share granted that is subject to a full-value award will count as 1.74 Common Shares against the total number of remaining shares we have reserved for issuance under the Incentive Plan. The term of the Incentive Plan will expire on February 28, 2023. The stated purpose of the Incentive Plan is to provide financial incentives to selected employees and to promote our long-term growth and financial success by:

•	attracting and retaining employees of outstanding ability;

•	strengthening our capability to develop, maintain and direct a competent management team;

•	providing an effective means for selected employees to acquire an ownership interest in us;

•	motivating employees to achieve long-range performance goals and objectives; and

•	providing incentive compensation competitive with other similar companies.

Another important objective of our long-term incentive compensation is to strengthen the relationship between the long-term value of the price of our Common Shares and the potential financial gain for employees. Our compensation committee administers the Incentive Plan and the awards granted under the Incentive Plan.

Awards under the Incentive Plan can consist of incentive stock options, non-qualified stock options, restricted shares, RSUs, PSUs, stock appreciation rights and other awards. Until we began using restricted shares with significant vesting periods in August 2011, we had previously only used stock options under the Incentive Plan as incentives for our employees. In 2014, we implemented the use of performance-based RSUs, and in 2015, we implemented the use of performance-based PSUs. We have also continued our philosophy of using restricted shares with significant vesting periods as an incentive for our officers and other selected employees primarily because we believe:

•	restricted share awards, performance-based RSUs and performance-based PSUs help ensure that a significant portion of selected employees’ total compensation is “at risk”;

•

restricted share awards, performance-based RSUs and performance-based PSUs are designed to allow selected employees to acquire a direct ownership interest in us over time and therefore be fully aligned with our shareholders;

•	restricted share awards, performance-based RSUs and performance-based PSUs with vesting conditions tied to the price of our Common Shares align the interest of our officers with our shareholders;

•

restricted share awards are designed to be less vulnerable than stock options to volatility in our Common Share price, which is often impacted by volatile swings in the price of natural gas, and therefore serve as a more meaningful long-term retention vehicle even if the price of our Common Shares decreases in the short-term; and

•

based on market data provided by our outside compensation consultant, awarding restricted shares, performance-based RSUs and performance-based PSUs would allow the Company to offer similar incentives to those companies with whom we compete for skilled talent since most of the companies in our peer group issue restricted shares, RSUs or PSUs as part of their executive compensation incentives.

Previous awards and grants of stock options, restricted shares, RSUs or PSUs, whether vested or unvested, generally do not have a significant impact on the current year’s awards and grants unless otherwise considered by our compensation committee.

Restricted Share Grants. Restricted shares consist of Common Shares that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the compensation committee. Restricted share awards with significant vesting periods and other conditions help ensure that those individuals remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. Pursuant to the terms of the restricted share award agreements, the restricted shares granted:

•

on July 1, 2015 to each of our Named Executive Officers vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date;

•

on May 14, 2015 to Mr. Jameson in connection with his appointment as Chief Operating Officer vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date;

•

on September 2, 2014 to Mr. Burnett in connection with his appointment as Chief Financial Officer vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date;

•

on July 1, 2014 to our Named Executive Officers vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date;

•

on August 13, 2013 in two separate restricted share awards to certain of our Named Executive Officers and selected other officers were subject to a performance vesting schedule based upon the first trading day immediately following the date that the fair market value of our Common Shares equals or exceeds $10.00 in one grant and $15.00 in the other grant during any thirty (30) consecutive trading day period (the “Attainment Date”). The restricted shares vest as follows: (i) if the Attainment Date occurs on or before the first anniversary of the grant date, 50% of the shares vest on the first anniversary of the grant date and the remaining 50% vest on the second anniversary of the grant date; (ii) if the Attainment Date occurs after the first anniversary of the grant date but before the second anniversary of the grant date, 50% of the shares vest on the Attainment Date and the remaining 50% vest on the second anniversary of the grant date; (iii) if the Attainment Date occurs after the second anniversary of the grant date but before the fifth anniversary of the grant date, 100% of the shares vest on the Attainment Date, in each case, provided the applicable Named Executive Officer is employed by or providing services to the Company or a subsidiary on such date;

•

on December 13, 2012 to certain of our Named Executive Officers and other selected officers and employees, vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vested on the first anniversary of the grant date, 1/3 of the shares vested on the second anniversary of the grant date and 1/3 of the shares are scheduled to vest on the third anniversary of the grant date; and

•

on November 21, 2011 to certain of our Named Executive Officers and selected officers, vest over a five year period with 60% of these shares having vested on the third anniversary of the grant date, 20% of these shares vesting on the fourth anniversary of the grant date and 20% of these shares vesting on the fifth anniversary of the grant date; and

•

become fully vested, subject to their early termination as provided in the restricted share award agreements, immediately prior to a change of control of us or upon the death or disability of the holder as defined in the Incentive Plan.

Effective May 14, 2015, the compensation committee granted 50,000 restricted shares to Mr. Jameson in connection with his appointment as Chief Operating Officer. Effective July 1, 2015, the compensation committee granted a total of 3,459,650 restricted shares to a select group of employees, which included our Named Executive Officers, based on a target percentage of such employee’s annual base salary approved by the compensation committee at the time of the grant, pro rata for any partial year of service. Under the terms of the Incentive Plan at the time of the grants, each restricted share granted counted as 1.74 shares against the total number of remaining Common Shares we have reserved for issuance under the Incentive Plan, subject to future forfeitures of unvested Common Shares prior to the applicable vesting dates, such that 6,019,791 Common Shares were deemed to have been granted under the Incentive Plan.

The table below summarizes restricted shares issued under the Incentive Plan to each of our Named Executive Officers during 2015, 2014 and 2013:

Named Executive Officer	Restricted Shares Awarded in 2015		Restricted Shares Awarded in 2014		Restricted Shares Awarded in 2013
Harold L. Hickey	600,000		104,167		97,600
Richard A. Burnett	285,000		178,126	(1)	85,000	(2)
William L. Boeing	300,000		104,167		48,800
Harold H. Jameson	305,000	(3)	39,063		35,600

(1)	The compensation committee issued, effective September 2, 2014, a total of 139,063 restricted shares to Mr. Burnett in connection with his appointment as our Chief Financial Officer.

(2)	Represents restricted shares granted to Mr. Burnett in connection with his commencement of employment with the Company.

(3)	The compensation committee issued, effective May 14, 2015, a total of 50,000 restricted shares to Mr. Jameson in connection with his appointment as our Chief Operating Officer.

Restricted Share Units. RSUs consist of equity awards that convert into Common Shares upon the achievement of either time-based or performance-based vesting conditions. RSUs with significant performance-based vesting conditions help ensure that individuals remain with EXCO and are incentivized over a long-term horizon to maximize shareholder value. On July 1, 2014, the compensation committee granted 104,167 performance-based RSUs to each of Messrs. Hickey and Boeing and 39,063 performance-based RSUs to each of Messrs. Burnett and Jameson. On September 2, 2014, the compensation committee granted an additional 39,063 performance-based RSUs to Mr. Burnett in connection with his appointment as our Chief Financial Officer.

The RSU award agreement provides that a participant is eligible to vest in and receive a number of Common Shares ranging from 0% to 200% of the target number of RSUs granted based on the attainment of total shareholder return (“TSR”) goals during the measuring period, which commences on the date of grant and ends on the third anniversary of the date of grant. The RSUs will vest upon the third anniversary of the date of grant, July 1, 2017, subject to the achievement of certain performance criteria set forth below, provided that the participant is providing services to the Company or a subsidiary on that date and subject to the restrictions and conditions of the Incentive Plan.

The number of RSUs that vest and convert into Common Shares is dependent upon the Company’s TSR achieved during the measurement period relative to the TSR achieved during the measurement period by the Company’s peer group determined by the compensation committee. Each vested RSU will convert into one Common Share. If the percentile rank of the Company’s TSR within the peer group is below 35%, then no RSUs will vest. If the percentile rank of the Company’s TSR equals 35%, then 50% of the target RSUs will vest, and for every increase in the Company’s percentile rank within the peer group over 35%, a proportionate percentage of target RSUs will vest on the vesting date (i.e., if the percentile rank of the Company’s TSR is between 35%-49% of the peer group, then 50%-99% of target RSUs will vest; if the percentile rank of the Company’s TSR is between 50%-74% of the peer group, then 100%-199% of target RSUs will vest; and if the percentile rank of the Company’s TSR is 75% of the peer group or above, then 200% of target RSUs will vest) and convert into Common Shares (calculated on the basis of straight-line interpolation applied on the change in performance between threshold and target, and between target and maximum levels of percentile rank). In addition, all unvested RSUs become immediately vested and convert into Common Shares upon a change in control based on the achievement of the performance criteria determined as of the closing date of the change in control as defined in the Incentive Plan; provided that the participant is employed by or providing services to the Company as of the change in control. Unvested RSUs are forfeited upon the earliest of (i) July 1, 2017 and (ii) the participant’s termination of service, provided that if such termination of service is due to death or disability, such participant is treated as continuing to provide services during the measurement period.

Performance Share Units. PSUs consist of a non-equity unit that convert into a cash payment in an aggregate amount equal to the number of vested PSUs multiplied by the fair market value of a Common Share upon the achievement of either time-based or performance-based vesting conditions. PSUs with significant performance-based vesting conditions help ensure that individuals remain with EXCO and are incentivized over a long-term horizon to maximize shareholder value. On July 1, 2015, the compensation committee granted a target number of PSUs to Messrs. Hickey, Burnett, Boeing and Jameson equal to 600,000, 285,000, 300,000 and 255,000, respectively.

The PSU award agreement provides that a participant is eligible to vest in and receive a number of PSUs ranging from 0% to 200% of the target number of PSUs granted based on the attainment of TSR goals during the measuring period, which commences on the date of grant and ends on the third anniversary of the date of grant.

The PSUs will vest upon the third anniversary of the date of grant, July 1, 2018, subject to the achievement of certain performance criteria set forth below, provided that the participant is providing services to the Company or a subsidiary on that date and subject to the restrictions and conditions of the Incentive Plan.

The number of PSUs that vest and convert into a cash payment is dependent upon the Company’s TSR achieved during the measurement period relative to the TSR achieved during the measurement period by the Company’s peer group determined by the compensation committee. If the percentile rank of the Company’s TSR within the peer group is below 35%, then no PSUs will vest. If the percentile rank of the Company’s TSR equals 35%, then 50% of the target units will vest, and for every increase in the Company’s percentile rank within the peer group over 35%, a proportionate percentage of target PSUs will vest on the vesting date (i.e., if the percentile rank of the Company’s TSR is between 35%-49% of the peer group, then 50%-99% of target units will vest; if the percentile rank of the Company’s TSR is between 50%-74% of the peer group, then 100%-199% of target units will vest; and if the percentile rank of the Company’s TSR is 75% of the peer group or above, then 200% of target units will vest calculated on the basis of straight-line interpolation applied on the change in performance between threshold and target, and between target and maximum levels of percentile rank). All unvested PSUs become immediately vested upon a change in control based on the achievement of the performance criteria determined as of the closing date of the change in control as defined in the Incentive Plan; provided that the participant is employed by or providing services to the Company as of the change in control. In addition, subject to the timely execution and delivery of a release and expiration of any revocation period, for Named Executive Officers, a pro-rata portion of the PSUs (based on the number of days the Named Executive Officer was employed between the date of grant and the date of termination) will become immediately vested on the date of a Qualifying Termination, based on the achievement of the performance criteria determined as of the date of the Qualifying Termination. Unvested PSUs are forfeited upon the earliest of (i) July 1, 2018 and (ii) the participant’s termination of service, provided that if such termination of service is due to death or disability, such participant is treated as continuing to provide services during the measurement period.

Stock Option Grants. A stock option becomes valuable only if the price of our Common Shares increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest,” thus providing an incentive for an option holder to remain our employee. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of our Common Shares. All options are awarded with an exercise price equal to the closing price of our Common Shares on the NYSE on the date of the grant. The compensation committee has never granted options with an exercise price that is less than the closing price of our Common Shares on the grant date, nor has it granted options that have an exercise price based on a date other than the grant date.

Pursuant to the terms of our stock option agreements, the stock options granted:

•	are vested as to 25% of the Common Shares subject to the option on the date of grant and will vest an additional 25% on each of the next three anniversaries of the date of grant;

•	expire on either the tenth or the fifth anniversary of the date of grant, or sooner under some circumstances; and

•	become fully vested and exercisable, subject to their early termination as provided in the option agreements, immediately prior to a change of control of us.

We granted stock option bonuses in August 2013 to selected employees, including Messrs. Hickey and Boeing, based on a target percentage equal to between 55% and 125% of such employee’s annual base salary approved by the compensation committee at the time of the grant, pro rata for any partial year of service, multiplied by such person’s base salary and then divided by a Black-Scholes grant date valuation. Based on this formula, we granted stock options with an exercise price equal to $7.68 per share to Messrs. Hickey and Boeing in August 2013 as set forth in the table below. Messrs. Burnett and Jameson did not serve as Named Executive Officers during 2013 and are not included in the table below. We did not grant any stock options to our Named Executive Officers during 2014 or 2015.

Name	Base Salary	Grant Date Fair Value	2013 Stock Options
Harold L. Hickey	$750,000	$752,905	204,900
William L. Boeing	$500,000	$376,636	102,500

Historical Long-Term Incentive Grants. The following table shows the number of our employees as of December 31st of each year set forth below, the number of stock options granted to new hires, the number of stock options granted as an annual incentive bonus and the number of restricted shares, performance-based RSUs and performance-based PSUs granted (excluding the effect of the applicable fungible share ratio) during each of the years set forth below.

	2015	2014	2013
Number of Employees	315	558	755
Stock Option Awards to New Hires	—	141,525	577,000
Annual Option Bonus Awards	—	—	2,269,500
Restricted Share Awards(1)	3,509,650	1,304,782	1,292,700
Share Forfeitures(2)	5,611,513	2,084,718	5,895,905
RSU Awards(1)	—	820,317	—
PSU Awards(1)	2,496,250	—	—

(1)	The restricted shares and performance-based RSUs issued or granted, as applicable, in 2013, 2014 and 2015 resulted in a reduction of 2,285,298 Common Shares, 5,185,924 Common Shares and 6,106,791 Common Shares, respectively, available for issuance under the Incentive Plan due to the effect of the applicable fungible share ratios (subject to any forfeitures of unvested shares prior to the applicable vesting dates). The performance-based PSUs granted in 2015 did not reduce the number of Common Shares available for issuance under the Incentive Plan because the PSUs are not settled in Common Shares.

(2)	Represents shares underlying stock options and restricted share awards that were forfeited or lapsed.

Share Ownership Guidelines. We do not have formal share ownership guidelines. However, our executive officers are encouraged to maintain or establish a significant level of direct share ownership.

Hedging Policies. Pursuant to our insider trading policy, we discourage our directors, officers, employees and consultants (collectively, “insiders”) from engaging in transactions pursuant to which such persons would hedge the economic ownership of our securities. Under the insider trading policy, insiders are prohibited from engaging in short sales of our securities and in transactions in publicly traded options, are subject to limitations on standing orders and are discouraged from placing our securities in a margin account or being pledged as collateral.

Retirement and Other Benefit Plans

401(k) Plan. All of our employees are eligible to participate in the EXCO Resources, Inc. 401(k) Plan. While the amount of the matching contribution under the 401(k) plan is discretionary, in recent years we have matched 100% of employee contributions to the 401(k) plan up to the Internal Revenue Service limit with vesting of Company matching contributions based on years of service with us. In light of the current depressed commodity price environment, we have suspended our matching contributions under the 401(k) plan for 2016.

Severance Plan. The Fourth Amended and Restated Severance Plan (the “Severance Plan”) is applicable to all of our employees in the event of a change of control. The Severance Plan provides for the payment of severance equal to 1.25 times an employee’s annual base salary in the event the employee’s employment is terminated or there is an adverse change in the employee’s job or compensation within twelve months following a change of control, as defined in the Severance Plan. For more information about the Severance Plan, see “—Compensation of Executive Officers—Potential Payments Upon Termination or Change-in-Control.”

Other Benefits Plans. We offer a variety of health and benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. Our Named Executive Officers are generally eligible to participate in these employee benefit plans on the same basis as the rest of our employees. During 2014, we also provided physical exams for our Named Executive Officers.

Retention Agreements

Messrs. Hickey, Boeing, Burnett and Jameson are currently parties to either an Amended and Restated Retention Agreement or a Retention Agreement (collectively, the “Retention Agreements”) with the Company. The purpose of the Retention Agreements is to incentivize the executive officer to continue providing services to the Company.

Retention Bonus. On June 30, 2014, each of Messrs. Hickey and Boeing received a cash payment equal to fifty percent (50%) of their respective base salaries, or $375,000 and $250,000, respectively. Neither Mr. Burnett nor Mr. Jameson is entitled to a cash retention bonus under his respective Retention Agreement, and Messrs. Hickey and Boeing are not entitled to future retention bonuses under their respective Retention Agreements.

Special Severance Benefits. Under the Retention Agreements, each of Messrs. Boeing, Burnett, Hickey and Jameson are entitled to certain benefits upon a termination of such executive’s employment by us without Cause (as defined in the Retention Agreements) or a termination of employment by such executive for good reason (a “Qualifying Termination”) during the period (the “Special Severance Period”) beginning on April 1, 2015 and ending on the earlier of (A) the effective date of a Change of Control or (B) March 31, 2017. The severance benefits (the “Special Severance Benefits”) provided during the Special Severance Period include the following:

•

a cash payment equal to two (2) times base salary for Mr. Hickey or one (1) times base salary for Messrs. Boeing, Burnett and Jameson (less applicable income and employment tax withholdings), fifty percent (50%) of which will be paid on the sixtieth (60th) day following such executive’s Qualifying Termination and fifty percent (50%) of which will be paid on the one (1) year anniversary of such executive’s Qualifying Termination;

•

a cash payment equal to the portion of the executive’s unvested account balance in the 401(k) plan that is forfeited upon his separation from service (less applicable income and employment tax withholdings), payable in a lump sum on the sixtieth (60th) day following such executive’s Qualifying Termination;

•	COBRA benefits for up to eighteen (18) months following such executive’s Qualifying Termination;

•	accelerated vesting of any unvested restricted share awards with time-based vesting to the date of the Qualifying Termination;

•

extension of the exercise period for any vested stock options for one (1) year following the date of such executive’s Qualifying Termination (or if earlier, the date the options would have expired if such executive had remained employed by the Company); and

•

eligibility for vesting of the pro-rata portion of any unvested restricted share awards or RSUs with respect to Common Shares with performance-based vesting conditions, based on the achievement of the underlying performance metrics and/or goals measured as of the date of a Qualifying Termination and, with respect to Mr. Burnett only, to the extent any performance-based RSUs granted by the Company to Mr. Burnett on July 1, 2014 (the “July RSUs”) are still outstanding and have not yet vested by the date of his Qualifying Termination, such July RSUs shall not be forfeited upon such Qualifying Termination but will continue to vest pursuant to their terms and Mr. Burnett will be treated as if he is continuing to provide services to the Company through July 1, 2017 for purposes of vesting.

In order to receive any of the Special Severance Benefits, each of the Retention Agreements require that the executive sign and return a release of claims within thirty (30) days of a Qualifying Termination and any applicable revocation period must have expired. Receipt of the Special Severance Benefits is also contingent on such executive’s continued compliance with certain confidentiality, non-disparagement and non-solicitation provisions contained in his Retention Agreement. In the event that a Change of Control occurs prior to an executive’s Qualifying Termination, no Special Severance Benefits will be paid under the Retention Agreement and such executive’s right to severance payments, if any, shall be governed by the terms of the Severance Plan.

Compensation Business Risk Review

While a significant portion of our annual cash bonus structure is based on the Company’s achievement of specified operational and financial performance metrics, we have historically compensated our executive officers and other employees under a structure that is focused on overall company performance and is not based on the achievement of specified targets or milestones by any one individual, department or function. We believe this compensation structure protected the Company and its shareholders against excessive risk taking by individuals, departments or functions who may have otherwise been motivated to achieve a particular target or milestone even if the achievement of that objective would not necessarily have contributed to the overall success of the Company. For 2015, our Board of Directors adopted the 2015 Management Incentive Plan, which provides officers with performance-based bonus awards payable seventy-five percent (75%) in cash and twenty-five percent (25%) in fully-vested restricted shares. In addition, we use restricted share, RSU and PSU awards with significant vesting periods or conditions because we believe those types of awards incentivize our executive officers and other employees to achieve our long-term goal of maximizing shareholder value. Restricted share, RSU and PSU awards with significant vesting periods or conditions help ensure that our executives remain with the Company and are incentivized over a long-term horizon to maximize shareholder value. The other elements of our compensation are comprised of typical benefit plans, such as a 401(k) plan and health, life and disability insurance. Accordingly, our compensation committee believes that our compensation policies and practices do not create unreasonable or inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Say-on-Pay Vote

In August 2015, we held a shareholder advisory vote to approve the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our Named Executive Officers, with over 91% of shareholder votes cast in favor of our say-on-pay resolution. The compensation committee was mindful of this supportive say-on-pay vote when making its decisions regarding executive compensation for 2015. The compensation committee intends to take the say-on-pay votes into consideration in setting future compensation for our Named Executive Officers. We are mindful of the support our shareholders expressed for our compensation philosophy and the compensation committee remains committed to a focus on long-term incentive compensation as a strong incentive to reward our employees, including the Named Executive Officers, for achievement of strategic goals, and we will continue to consider shareholder concerns and feedback in the future. We intend to conduct an advisory vote to approve executive compensation on an annual basis until the next advisory vote to determine the frequency of future advisory votes on such compensation, which we expect will occur at our annual meeting of shareholders held in 2017.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides generally that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes. However, in the future, the compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We believe that we are operating in compliance with the final regulations that became effective January 1, 2009.

Accounting for Share-Based Compensation

Our predecessor adopted the provisions of ASC Topic 718 upon its formation in August 2005. Upon the closing of a series of mergers in connection with our initial public offering in February 2006, we adopted ASC Topic 718.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the compensation committee.

COMPENSATION COMMITTEE*

Robert L. Stillwell, Chairman

Jeffrey D. Benjamin

B. James Ford

Wilbur L. Ross, Jr.

Jeffrey S. Serota

*	Samuel A. Mitchell resigned from the compensation committee on October 19, 2015.

Compensation of Executive Officers

The total compensation paid to our chief executive officer and president and former chief operating officer, Harold L. Hickey, our chief financial officer, Richard A. Burnett, our vice president, general counsel and secretary, William L. Boeing, and our chief operating officer, Harold H. Jameson, is set forth in the following Summary Compensation Table.

2015, 2014 AND 2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Harold L. Hickey(5)	2015	750,000	505,676	1,488,000	—	—	—	24,000	2,767,676
Chief Executive Officer and President and Former Chief Operating Officer	2014	750,000	987,225	1,365,629	—	—	—	23,000	3,125,854
	2013	656,250	465,000	621,224	752,905	—	—	23,000	2,518,379

Richard A. Burnett(6)	2015	475,000	310,286	706,800	—	—	—	18,000	1,510,086
Vice President, Chief Financial Officer and Chief Accounting Officer	2014	409,167	296,891	1,449,263	—	—	—	17,500	2,172,821

William L. Boeing	2015	500,000	337,118	744,000	—	—	—	24,000	1,605,118
Vice President, General Counsel and Secretary	2014	500,000	658,150	1,365,629	—	—	—	23,000	2,546,779
	2013	500,000	410,000	310,612	376,636	—	—	23,000	1,620,248

Harold H. Jameson(7)	2015	410,064	267,868	716,900	—	—	—	18,000	1,412,832
Chief Operating Officer

(1)

Bonus column for 2013 includes the cash amount paid in March 2014 pursuant to the 2013 Management Incentive Plan. Bonus column for 2014 includes a cash retention bonus paid pursuant to the Retention Agreements on June 30, 2014 equal to fifty percent (50%) of base salary for each of Messrs. Hickey and Boeing, or $375,000 and $250,000, respectively, and the cash bonus amount paid in March 2015 pursuant to the 2014 Management Incentive Plan. Bonus column for 2015 includes the cash amount paid in March 2016 pursuant to the 2015 Management Incentive Plan and excludes the amount paid in EXCO stock in March 2016 pursuant to the 2015 Management Incentive Plan to each of Messrs. Hickey (104,695 fully vested shares of EXCO stock), Burnett (64,241 fully vested shares of EXCO stock), Boeing (69,797 fully vested shares of EXCO stock) and Jameson (55,459 fully vested shares of EXCO stock).

(2)	This column represents the aggregate grant date fair value of restricted shares, RSUs and PSUs issued to each Named Executive Officer in 2015, 2014 and 2013 in accordance with ASC Topic 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Equity-based compensation” and “Note 11. Equity-based compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2016.

(3)	This column represents the aggregate grant date fair value of stock options granted to each Named Executive Officer in 2015, 2014 and 2013 in accordance with ASC Topic 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Equity-based compensation” and “Note 11. Equity-based compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2016.

(4)	The amounts shown in this column reflect, for each Named Executive Officer, matching contributions allocated by us to each of the Named Executive Officers pursuant to the EXCO Resources, Inc. 401(k) Plan as follows: Mr. Hickey—$24,000; Mr. Burnett—$18,000; Mr. Boeing—$24,000; and Mr. Jameson—$18,000 for 2015; Mr. Hickey—$23,000; Mr. Burnett—$17,500; and Mr. Boeing—$23,000 for 2014; Mr. Hickey—$23,000; and Mr. Boeing—$23,000 for 2013. We maintained a suite at the Rangers Ballpark in Arlington, Texas during 2013 and 2014 and a suite at the American Airlines Center in Dallas, Texas during 2013 for sporting events and other entertainment purposes. We have not included any amounts related to the suites as a perquisite because tickets to the suites were available to all of our employees on a non-discriminatory basis, with business entertainment purposes having priority as to use. We no longer maintain either of those suites.

(5)	Mr. Hickey became our Chief Executive Officer effective March 30, 2015. Mr. Hickey served as our Chief Operating Officer from October 2005 until March 2015.

(6)	Mr. Burnett became our Chief Financial Officer effective September 19, 2014. In connection with the appointment as Chief Financial Officer, Mr. Burnett received 139,063 restricted shares.

(7)	Mr. Jameson became our Chief Operating Office effective April 17, 2015. In connection with the appointment as Chief Operating Officer, Mr. Jameson received 50,000 restricted shares and his base salary was increased to $425,000.

See “—Compensation Discussion and Analysis—Executive Compensation Components—Base Salary” for a discussion of the 2016 base salaries of our Named Executive Officers.

2015, 2014 AND 2013 REALIZED COMPENSATION TABLE

The following table supplements the Summary Compensation Table set forth under “—Compensation of Executive Officers” above. This table shows the compensation actually realized in the fiscal years ended December 31, 2015, 2014 and 2013 by our Named Executive Officers. We have included the Realized Compensation Table to better show how our equity compensation drives actual or “realized” compensation. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year for which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table related to equity grants that have not yet vested and for which the value is consequently uncertain. In contrast, the supplemental table below includes only (i) the value of restricted share awards that vested during the applicable fiscal year as of the applicable vesting date, (ii) the value of shares of performance-based restricted shares actually vested based on a performance threshold being met for the performance period ending in the applicable fiscal year, (iii) the value of performance-based RSUs actually vested based on a performance threshold being met for the performance period ending in the applicable fiscal year and (iv) the value of performance-based PSUs actually vested based on a performance threshold being met for the performance period ending in the applicable fiscal year. The supplemental table below also includes only stock options that were exercised during the applicable fiscal year and shows the value of those awards as of the applicable exercise date. It should be noted that there is no assurance that the Named Executive Officers will actually realize the value attributed to the restricted share, RSU and PSU awards even in this supplemental table, since the value of the restricted share, RSU and PSU awards will depend on when the Common Shares underlying such awards is sold.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Share Awards Value Realized ($)(2)	Option Value Realized ($)(3)	All Other Compensation ($)(1)	Total Realized Compensation ($)
Harold L. Hickey(4) Chief Executive Officer and President and Former Chief Operating Officer	2015	750,000	505,676	67,495	—	24,000	1,347,171
	2014	750,000	987,225	311,122	—	23,000	2,071,347
	2013	656,250	465,000	73,560	—	23,000	1,217,810

Richard A. Burnett(5) Vice President, Chief Financial Officer and Chief Accounting Officer	2015	475,000	310,286	98,014	—	18,000	901,300
	2014	409,167	296,891	74,516	—	17,500	798,074

William L. Boeing Vice President, General Counsel and Secretary	2015	500,000	337,118	70,842	—	24,000	931,960
	2014	500,000	658,150	343,760	—	23,000	1,524,910
	2013	500,000	410,000	81,650	—	23,000	1,014,650

Harold H. Jameson(6) Chief Operating Officer	2015	410,064	267,868	35,950	—	18,000	731,882

(1)	The amount shown in this column for each Named Executive Officer, if any, is identical to the amount set forth in the corresponding column in the “Summary Compensation Table” above.

(2)	This column represents the value, as of the applicable vesting date, of the restricted shares that vested during the applicable fiscal year, calculated by multiplying the number of restricted shares vested by the closing price on the vesting date. This column does not include (i) the value of shares of performance-based restricted shares because our performance did not reach threshold levels during the applicable year or (ii) the value of performance-based RSUs and PSUs because the performance period did not end during the applicable fiscal year.

(3)	This column represents the aggregate value of all stock options that were exercised during the applicable fiscal year. The value of exercised stock options is calculated by multiplying the number of options exercised by the difference between the exercise price and the closing price of our Common Shares on the exercise date.

(4)	Mr. Hickey became our Chief Executive Officer effective March 30, 2015. Mr. Hickey served as our Chief Operating Officer from October 2005 until March 2015.

(5)	Mr. Burnett became our Chief Financial Officer effective September 19, 2014. In connection with the commencement of his appointment as our Chief Financial Officer, Mr. Burnett received 139,063 shares.

(6)	Mr. Jameson became our Chief Operating Office effective April 17, 2015. In connection with the appointment as Chief Operating Officer, Mr. Jameson received 50,000 restricted shares and his base salary was increased to $425,000.

Equity Incentive Awards

The following table sets forth information regarding the plan-based awards under the Incentive Plan granted to each Named Executive Officer during the fiscal year ended December 31, 2015:

2015 FISCAL YEAR GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Share Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Share and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Harold L. Hickey	7/1/2015	—	—	—	—		—		—		600,000	(2)	—	—	618,000
	7/1/2015	—	—	—	300,000	(3)	600,000	(3)	1,200,000	(3)	—		—	—	870,000

Richard A. Burnett	7/1/2015	—	—	—	—		—		—		285,000	(2)	—	—	293,550
	7/1/2015	—	—	—	142,500	(3)	285,000	(3)	570,000	(3)	—		—	—	413,250

William L. Boeing	7/1/2015	—	—	—	—		—		—		300,000	(2)	—	—	309,000
	7/1/2015	—	—	—	150,000	(3)	300,000	(3)	600,000	(3)	—		—	—	435,000

Harold H. Jameson	5/14/2015	—	—	—	—		—		—		50,000	(4)	—	—	84,500
	7/1/2015	—	—	—	—		—		—		255,000	(2)	—	—	262,650
	7/1/2015	—	—	—	127,500	(3)	255,000	(3)	510,000	(3)	—		—	—	369,750

(1)	Represents the grant date fair value of the awards computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of significant accounting policies—Equity-based compensation” and “Note 11. Equity-based compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2016.

(2)	Represents restricted shares issued to the Named Executive Officer pursuant to a restricted share award agreement dated July 1, 2015. The restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that the holder of the restricted shares remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the applicable restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

(3)	Represents performance-based PSUs that will vest between 0% and 200% of the target number of PSUs on July 1, 2018 based on the Company’s achievement of TSR relative to the TSR achieved by a peer group established by the compensation committee. These PSUs were issued pursuant to the Incentive Plan and a PSU award agreement dated as of July 1, 2015 and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the Incentive Plan and the PSU award agreement. For additional information, see “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Performance Share Units.”

(4)	Represents restricted shares issued to Mr. Jameson pursuant to a restricted share award agreement dated May 14, 2015. The restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that Mr. Jameson remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

See “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Incentive Plan” for a discussion of grants of plan-based awards made to our Named Executive Officers in 2015.

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2015.

2015 FISCAL YEAR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)						Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)		Market Value of Shares or Units of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Harold L. Hickey	12/1/2006	30,000	—	—	14.62	11/30/2016	—		—	—		—
	12/4/2007	35,000	—	—	13.72	12/3/2017	—		—	—		—
	12/11/2008	35,000	—	—	7.88	12/10/2018	—		—	—		—
	12/1/2009	35,000	—	—	17.60	11/30/2019	—		—	—		—
	12/7/2010	43,800	—	—	18.50	12/6/2020	—		—	—		—
	11/21/2011	—	—	—	—	—	24,042	(3)	29,812	—		—
	8/13/2013	153,675	51,225	—	7.68	8/12/2023	—		—	—		—
	8/13/2013	—	—	—	—	—	—		—	97,600	(4)	121,024
	7/1/2014	—	—	—	—	—	69,445	(5)	86,112	—		—
	7/1/2014	—	—	—	—	—	—		—	52,084	(6)	64,584
	7/1/2015	—	—	—	—	—	600,000	(7)	744,000	—		—
	7/1/2015	—	—	—	—	—	—		—	300,000	(8)	372,000

Richard A. Burnett	12/2/2013	93,750	31,250	—	5.17	12/1/2023	—		—	—		—
	7/1/2014	—	—	—	—	—	26,042	(5)	32,292	—		—
	7/1/2014	—	—	—	—	—	—		—	19,532	(6)	24,220
	9/2/2014	—	—	—	—	—	92,709	(9)	114,959	—		—
	9/2/2014	—	—	—	—	—	—		—	19,532	(10)	24,220
	7/1/2015	—	—	—	—	—	285,000	(7)	353,400	—		—
	7/1/2015	—	—	—	—	—	—		—	142,500	(8)	176,700

William L. Boeing	12/1/2006	26,200	—	—	14.62	11/30/2016	—		—	—		—
	12/4/2007	40,000	—	—	13.72	12/3/2017	—		—	—		—
	12/11/2008	40,000	—	—	7.88	12/10/2018	—		—	—		—
	12/1/2009	40,000	—	—	17.60	11/30/2019	—		—	—		—
	12/7/2010	48,700	—	—	18.50	12/6/2020	—		—	—		—
	11/21/2011	—	—	—	—	—	26,548	(3)	32,920	—		—
	8/13/2013	76,875	25,625	—	7.68	8/12/2023	—		—	—		—
	8/13/2013	—	—	—	—	—	—		—	48,800	(4)	60,512
	7/1/2014	—	—	—	—	—	69,445	(5)	86,112	—		—
	7/1/2014	—	—	—	—	—	—		—	52,084	(6)	64,584
	7/1/2015	—	—	—	—	—	300,000	(7)	372,000	—		—
	7/1/2015	—	—	—	—	—	—		—	150,000	(8)	186,000

Harold H. Jameson	11/21/2011	—	—	—	—	—	16,697	(3)	20,704	—		—
	8/13/2013	56,100	18,700	—	7.68	8/12/2023	—		—	—		—
	8/13/2013	—	—	—	—	—	—		—	35,600	(4)	44,144
	7/1/2014	—	—	—	—	—	26,042	(5)	32,292	—		—
	7/1/2014	—	—	—	—	—	—		—	19,532	(6)	24,220
	5/14/2015	—	—	—	—	—	50,000	(11)	62,000	—		—
	7/1/2015	—	—	—	—	—	255,000	(7)	316,200	—		—
	7/1/2015	—	—	—	—	—	—		—	127,500	(8)	158,100

(1)	Pursuant to the terms of the stock option agreements that we entered into with the Named Executive Officer, these options are vested as to 25% of the shares subject to the option on the date of grant and vest an additional 25% on each of the next three anniversaries of the date of grant provided that the holder of the option remains employed with us on that date. These options become fully vested and exercisable, subject to their early termination as provided in the option agreements, immediately prior to a change of control of us.

(2)	Market value is based on $1.24 per share closing price of our Common Shares as reported on the NYSE as of December 31, 2015.

(3)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on November 21, 2011, the award vests over a five year period with 60% of the shares vesting on the third anniversary of the grant date, 20% of the shares vesting on the fourth anniversary of the grant date and 20% of the shares vesting on the fifth anniversary of the grant date, provided that the holder of the restricted share award remains employed with us on that date. These shares become fully vested and exercisable, subject to their early termination as provided in the restricted share award agreement, immediately prior to a change of control of us.

(4)	Represents restricted shares issued to the Named Executive Officer in two separate restricted share award agreements, each of which is dated as of August 13, 2013 and is subject to a performance vesting schedule based upon the Attainment Date. The “Attainment Date” means the first trading day immediately following the date that the fair market value of our Common Shares equals or exceeds $10.00 for one award and $15.00 for the other award during any thirty (30) consecutive trading day period. The restricted shares vest as follows: (i) if the Attainment Date occurs on or before the first anniversary of the grant date, 50% of the shares vest on the first anniversary of the grant date and the remaining 50% vest on the second anniversary of the grant date; (ii) if the Attainment Date occurs after the first anniversary of the grant date but before the second anniversary of the grant date, 50% of the shares vest on the Attainment Date and the remaining 50% vest on the second anniversary of the grant date; (iii) if the Attainment Date occurs after the second anniversary of the grant date but before the fifth anniversary of the grant date, 100% of the shares vest on the Attainment Date, in each case, provided the Named Executive Officer is employed by or providing services to the Company or a subsidiary on such date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the applicable restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

(5)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on July 1, 2014, the restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that the holder of the restricted shares remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

(6)	Share amounts represent the threshold level achievement for performance-based RSUs, which equals 50% of the target number of RSUs granted on July 1, 2014 and is the most probable level of payout other than no award. The actual number of shares that will vest is between 0% and 200% of the target number of RSUs on July 1, 2017 based on the Company’s achievement of TSR relative to the TSR achieved by a peer group established by the compensation committee. These RSUs were issued to the Named Executive Officer pursuant to the Incentive Plan and an RSU award agreement dated as of July 1, 2014 and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the Incentive Plan and the RSU award agreement.

(7)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on July 1, 2015, the restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that the holder of the restricted shares remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

(8)	Unit amounts represent the threshold level achievement for performance-based PSUs, which equals 50% of the target number of PSUs granted on July 1, 2015 and is the most probable level of payout other than no award. Upon vesting, each unit will automatically convert into a cash payment in an aggregate amount equal to the number of vested PSUs multiplied by the fair market value of a Common Share on the date of vesting. The actual number of units that will vest is between 0% and 200% of the target number of PSUs on July 1, 2018 based on the Company’s achievement of TSR relative to the TSR achieved by a peer group established by the compensation committee. These PSUs were issued to the Named Executive Officer pursuant to the Incentive Plan and a PSU award agreement dated as of July 1, 2015 and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the Incentive Plan and the PSU award agreement.

(9)	Represents restricted shares issued to Mr. Burnett pursuant to a restricted share award agreement dated September 2, 2014. The restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that Mr. Burnett remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

(10)	Share amounts represent the threshold level achievement for performance-based RSUs, which equals 50% of the target number of RSUs granted on September 2, 2014 and is the most probable level of payout other than no award. The actual number of shares that will vest is between 0% and 200% of the target number of RSUs on July 1, 2017 based on the Company’s achievement of TSR relative to the TSR achieved by a peer group established by the compensation committee. These RSUs were issued to Mr. Burnett pursuant to the Incentive Plan and an RSU award agreement dated as of September 2, 2014 and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the Incentive Plan and the RSU award agreement.

(11)	Represents restricted shares issued to Mr. Jameson pursuant to a restricted share award agreement dated May 14, 2015. The restricted shares vest over a three year period in equal portions beginning on the first anniversary of the grant date, such that 1/3 of the shares vest on the first anniversary of the grant date, 1/3 of the shares vest on the second anniversary of the grant date and 1/3 of the shares vest on the third anniversary of the grant date, provided that Mr. Jameson remains employed with us on that date. These restricted shares are subject to forfeiture and other restrictions as more fully set forth in the Incentive Plan and the restricted share award agreement and are subject to accelerated vesting upon a change in control, death or permanent disability.

Option Exercises and Shares Vested During 2015

None of our Named Executive Officers exercised any stock options during 2015. The following table summarizes the vesting of restricted share awards for each of our Named Executive Officers during the fiscal year ended December 31, 2015.

Name and Principal Position	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Harold L. Hickey Chief Executive Officer and President and Former Chief Operating Officer	—	—	24,044	(1)	25,006	(6)
	—	—	6,933	(2)	6,725	(7)
	—	—	34,722	(3)	35,764	(8)

Richard A. Burnett Vice President, Chief Financial Officer and Chief Accounting Officer	—	—	28,333	(4)	28,050	(9)
	—	—	13,021	(3)	13,412	(8)
	—	—	46,354	(5)	56,552	(10)

William L. Boeing Vice President, General Counsel and Secretary	—	—	26,548	(1)	27,610	(6)
	—	—	7,700	(2)	7,469	(7)
	—	—	34,722	(3)	35,763	(8)

Harold H. Jameson Chief Operating Officer	—	—	16,697	(1)	17,365	(6)
	—	—	5,333	(2)	5,173	(7)
	—	—	13,021	(3)	13,412	(8)

(1)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on November 21, 2011, the award vests over a five year period with 60% of the shares vesting on the third anniversary of the grant date, 20% of the shares vesting on the fourth anniversary of the grant date and 20% of the shares vesting on the fifth anniversary of the grant date, provided that the holder of the restricted share award remains employed with us on that date. These shares become fully vested and exercisable, subject to their early termination as provided in the restricted share award agreement, immediately prior to a change of control of us.

(2)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on December 13, 2012, the award vests in equal proportions over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015, provided that the holder of the restricted share award remains employed with us on that date.

(3)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on July 1, 2014, the award vests in equal proportions over three years with one-third vesting on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, provided that the holder of the restricted share award remains employed with us on that date.

(4)	Pursuant to the terms of a restricted share award agreement that we entered into with the Named Executive Officer on December 2, 2013, the award vests in equal proportions over three years with one-third vesting December 2, 2013, one-third vesting December 2, 2014 and one-third vesting December 2, 2015, provided that the holder of the restricted share award remains employed with us on that date.

(5)	Pursuant to the terms of the restricted share award agreement that we entered into with the Named Executive Officer on September 2, 2014, the award vests in equal proportions over three years with one-third vesting on September 2, 2015, one-third vesting on September 2, 2016 and one-third vesting on September 2, 2017, provided that the holder of the restricted share award remains employed with us on that date.

(6)	Market value is based on $1.04 per share closing price of our Common Shares as reported on the NYSE as of November 20, 2015.

(7)	Market value is based on $0.97 per share closing price of our Common Shares as reported on the NYSE as of December 11, 2015.

(8)	Market value is based on $1.03 per share closing price of our Common Shares as reported on the NYSE as of July 1, 2015.

(9)	Market value is based on $0.99 per share closing price of our Common Shares as reported on the NYSE as of September 2, 2015.

(10)	Market value is based on $1.22 per share closing price of our Common Shares as reported on the NYSE as of December 2, 2015.

Pension Benefits

We do not provide any pension benefits for our Named Executive Officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not provide any nonqualified defined contribution or other deferred compensation plans for our Named Executive Officers.

Potential Payments Upon Termination or Change of Control

Fourth Amended and Restated EXCO Resources, Inc. Severance Plan

We have adopted the Fourth Amended and Restated EXCO Resources, Inc. Severance Plan (the “Severance Plan”), which provides that, among other things, (i) employees are eligible for severance pay equal to 1.25 times their base pay, (ii) there is a 12-month protection period following a change of control for eligible employees and (iii) eligible employees can terminate for “good reason” due to a material reduction in base pay or a forced relocation. The Severance Plan provides for the payment of severance in the event the employee’s employment was terminated or there was an adverse change in the employee’s job or compensation, as more specifically described in the Severance Plan, within twelve months following a change of control of EXCO. The Severance Plan is administered by our compensation committee, which has the sole discretion to determine whether an employee’s termination of employment is eligible for payment of severance. All of our regular, full-time employees are eligible to participate in and receive benefits under the Severance Plan.

A change of control is defined under the Severance Plan as the occurrence of any of the following: (i) we are merged or consolidated into or with another entity, and as a result less than a majority of the combined voting power of the surviving entity is held by the holders of our voting shares prior to the merger; (ii) we sell or otherwise transfer all or substantially all of our assets to any person or entity if less than a majority of the combined voting power of such person or entity immediately after such sale or transfer is held by the holders of our voting shares prior to such sale or transfer; (iii) any person is or becomes the beneficial owner, directly or indirectly, of more than 50% of our total voting power; (iv) individuals who on the effective date of the Severance Plan constituted our Board of Directors and their successors or other nominees that are appointed or otherwise approved by the Board of Directors then still in office, cease for any reason to constitute a majority of the Board of Directors; or (v) the adoption of a plan relating to the liquidation or dissolution of us. The definition of “change of control” specifically excludes an event in which any subsidiary of EXCO is spun off by means of a rights offering to EXCO’s shareholders or an underwritten public offering, or any combination thereof, even where less than a majority of the voting equity ownership is retained by EXCO.

A severance payment will be made only if the employee fully executes a release form with the plan administrator, to release and forever discharge us from any and all liability which the employee may have against us as a result of employment with or subsequent termination from us. Severance payment is equal to 1.25 times an employee’s base salary to be paid in cash in a lump sum 60 days following termination of employment, provided that we have timely received an executed release form.

Potential Payments

The following table shows potential payments to our Named Executive Officers for various scenarios involving a change of control, death or disability, using, where applicable, the closing price of our Common Shares of $1.24 as reported on the NYSE as of December 31, 2015 and assuming that the applicable triggering event occurred on December 31, 2015.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause or Misconduct Within 12 Months After a Change of Control	Termination Not for Cause or Misconduct or by the Executive for Good Reason Within 12 Months After a Change of Control		Change of Control (No Termination)	Death	Disability
Harold L. Hickey
Severance	$—	$937,500	(2)	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—		—	—	—
—Unvested Restricted Stock Awards(4)	980,948	980,948		980,948	980,948	980,948
—Unvested RSUs(5)	129,167	129,167		129,167	129,167	129,167
—Unvested PSUs(6)	744,000	744,000		744,000	744,000	744,000

Total	$1,854,115	$2,791,615		$1,854,115	$1,854,115	$1,854,115

Richard A. Burnett
Severance	$—	$593,750	(2)	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—		—	—	—
—Unvested Restricted Stock Awards(4)	535,783	535,783		535,783	535,783	535,783
—Unvested RSUs(5)	96,876	96,876		96,876	96,876	96,876
—Unvested PSUs(6)	353,400	353,400		353,400	353,400	353,400

Total	$986,059	$1,579,809		$986,059	$986,059	$986,059

William L. Boeing
Severance	$—	$625,000	(2)	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—		—	—	—
—Unvested Restricted Stock Awards(4)	539,830	539,830		539,830	539,830	539,830
—Unvested RSUs(5)	129,167	129,167		129,167	129,167	129,167
—Unvested PSUs(6)	372,000	372,000		372,000	372,000	372,000

Total	$1,040,997	$1,665,997		$1,040,997	$1,040,997	$1,040,997

Harold H. Jameson
Severance	$—	$531,250	(2)	$—	$—	$—
Long-term Equity Incentives
—Unvested Stock Options(3)	—	—		—	—	—
—Unvested Restricted Stock Awards(4)	475,340	475,340		475,340	475,340	475,340
—Unvested RSUs(5)	48,438	48,438		48,438	48,438	48,438
—Unvested PSUs(6)	316,200	316,200		316,200	316,200	316,200

Total	$839,978	$1,371,228		$839,978	$839,978	$839,978

(1)	No Special Severance Benefits are payable pursuant to the Retention Agreements in the event of a Change in Control.

(2)	Represents a payment equal to 1.25 times officer’s annual base salary pursuant to our Severance Plan. The applicable Named Executive Officer shall not be eligible to receive a severance payment if either (a) he receives a comparable offer of employment from any other operation of EXCO or any of its affiliate organizations, regardless of whether he accepts such offer or (b) he receives and accepts a transfer of employment to any other operation of EXCO or any of its affiliate organizations.

(3)	Excludes stock options that are currently exercisable. The exercise price of all unvested stock option awards exceeded the $1.24 closing price of our Common Shares as reported on the NYSE on December 31, 2015. Pursuant to the terms of each stock option award, all options become fully vested automatically upon a change of control or upon the death or the total and permanent disability of the officer.

(4)	Pursuant to the terms of each restricted share award agreement, all restricted shares become fully vested automatically upon a change of control or upon the death or the total and permanent disability of the officer.

(5)	Pursuant to the terms of each RSU award agreement, upon a change of control or upon the death or the total and permanent disability of the officer, unvested RSUs become fully vested based on the achievement of the performance criteria as of the date of such triggering event. For purposes of this table, we assumed that 100% of target RSUs will vest as further described under “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Restricted Share Units.”

(6)	Pursuant to the terms of each PSU award agreement, upon a change of control or upon the death or the total and permanent disability of the officer, unvested PSUs become fully vested based on the achievement of the performance criteria as of the date of such triggering event. For purposes of this table, we assumed that 100% of target PSUs will vest as further described under “—Compensation Discussion and Analysis—Executive Compensation Components—Long-Term Incentive Compensation—Performance Share Units.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, the compensation committee was comprised of Messrs. Stillwell (chair), Benjamin, Ford, Mitchell, Ross and Serota. On October 19, 2015, Mr. Mitchell resigned from our compensation committee.

During the fiscal year ended December 31, 2015, no member of our compensation committee was or had been an officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of our executive officers served as a director or member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2015 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	85,611,660	$6.81	17,773,172
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable

Total	85,611,660	$6.81	17,773,172

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met.

Transactions with Related Persons

Relationship with Kyle Hickey

Kyle Hickey, the son of Harold L. Hickey, our chief executive officer and president, is one of our employees. From January 1, 2015 through December 31, 2015, compensation paid to Mr. Kyle Hickey (including the value of equity awards) totaled approximately $131,007.

Bluescape Transaction

On March 31, 2015, we entered into a four-year services and investment agreement with ESAS, a wholly owned subsidiary of Bluescape. As part of this agreement, ESAS will provide certain strategic advisory services to us, including the development and execution of a strategic improvement plan. Mr. Wilder, who became one of our directors and the Executive Chairman of our Board of Directors on September 8, 2015 as part of closing of the transactions contemplated by the services and investment agreement, is the Executive Chairman of Bluescape.

Pursuant to the services and investment agreement:

•	ESAS purchased 5,882,353 of our Common Shares from us at a price of $1.70 per share on September 8, 2015;

•	ESAS completed a series of open market purchases of additional Common Shares such that ESAS owns a number of Common Shares with an aggregate cost basis of at least $23.5 million;

•	we agreed to pay ESAS an annual fee of $3.6 million during the term of the agreement;

•	we agreed to pay ESAS an annual incentive payment of up to $2.4 million per year based on the price of our Common Shares achieving certain performance hurdles as compared to a peer group;

•

we issued ESAS warrants to purchase an aggregate of 80,000,000 Common Shares with exercise prices ranging from $2.75 to $10.00 per share. The warrants vest on March 31, 2019 and their exercisability is subject to our Common Share price achieving certain performance hurdles as compared to a peer group; and

•	on September 8, 2015, Mr. Wilder was appointed as one of our directors and the Executive Chairman of our Board of Directors.

In addition, on September 8, 2015, pursuant to the services and investment agreement, we entered into a nomination letter agreement with ESAS. Under the nomination letter agreement, we granted ESAS the right to nominate a director, which shall be Mr. Wilder, to our Board of Directors at any annual or special meeting held to elect directors until September 8, 2019.

Audit Committee Review

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions that are required to be disclosed under Item 404 of Regulation S-K. Our Audit Committee Charter requires all transactions with related persons to be pre-approved by the audit committee. Our audit committee or the disinterested members of our Board of Directors pre-approved the foregoing related party transactions that occurred during 2015.

Other Relationships with the Company

Fairfax Second Lien Term Loan

On October 19, 2015, as part of a series of transactions by which we restructured a portion of our indebtedness, we entered into a Term Loan Credit Agreement with Hamblin Watsa, a wholly owned subsidiary of Fairfax Financial Holdings Limited (“Fairfax”), as administrative agent, certain Fairfax affiliates, as lenders, and Wilmington Trust, National Association, as collateral trustee, pursuant to which, on October 26, 2015, the lenders party thereto issued us $300.0 million in aggregate principal amount of senior secured second lien term loans (the “Fairfax Term Loan”), the proceeds of which were used to repay outstanding indebtedness under our credit agreement. Mr. Mitchell, a member of our Board of Directors, is a Managing Director of Hamblin Watsa and a member of Hamblin Watsa’s investment committee, which consists of seven members that manage the investment portfolio of Fairfax. Based on filings with the SEC, Fairfax is the beneficial owner of approximately 9.1% of our outstanding Common Shares.

The Fairfax Term Loan bears interest at a rate of 12.5%, matures on October 26, 2020 and is secured by second-priority liens on substantially all of our assets securing the indebtedness under our credit agreement.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal 2)

Under Section 14A of the Exchange Act, our shareholders are allowed to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company, our Board of Directors or the compensation committee; however, the compensation committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that the most effective compensation program is one that is designed to reward all employees, not just executives, for the achievement of our short-term and long-term strategic goals.

When establishing total compensation for our Named Executive Officers, our compensation committee has the following objectives:

•	to attract, retain and motivate highly qualified and experienced individuals;

•	to ensure that a significant portion of their total compensation is “at risk” in the form of equity compensation; and

•	to offer competitive compensation packages that are consistent with our core values.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Executive Compensation Proposal. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EXECUTIVE COMPENSATION PROPOSAL.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Company’s independent registered public accounting firm for the year ended December 31, 2015 was KPMG LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The audit committee of the Company has selected KPMG LLP as the Company’s principal independent registered public accounting firm for the year ending December 31, 2016.

Vote Required

The affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to approve the Ratification Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE RATIFICATION PROPOSAL.

Fees

Aggregate fees for professional services provided to us by our principal accountant, KPMG LLP, for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
	(in thousands)
Audit Fees(a)	$1,265	$1,722
Audit-Related Fees(b)	115	111
Tax Fees(c)	102	237
All Other Fees	—	—

Total	$1,482	$2,070

(a)	Fees for audit services include fees associated with the annual audit, the reviews of EXCO’s quarterly reports on Form 10-Q and Sarbanes-Oxley compliance test work.

(b)	Audit-related fees principally include costs incurred related to accounting consultations related to generally accepted accounting principles and the application of generally accepted accounting principles to proposed transactions.

(c)	Tax fees include tax compliance and tax planning.

In considering the nature of the services provided by KPMG LLP, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with KPMG LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

The audit committee has adopted a policy that requires advance approval of all audit services and non-audit services performed by the independent registered public accounting firm or other public accounting firms. Audit services approved by the audit committee within the scope of the engagement of the independent registered public accounting firm are deemed to have been pre-approved. The policy further provides that pre-approval of non-audit services by the independent registered public accounting firm will not be required if:

•

the aggregate amount of all such non-audit services provided by the independent registered public accounting firm to us does not constitute more than 5% of the total amount of revenues paid by us to the independent auditor during that fiscal year;

•	such non-audit services were not recognized by us at the time of the independent registered public accounting firm’s engagement to be non-audit services; and

•	such non-audit services are promptly brought to the attention of the audit committee and approved by the audit committee prior to the completion of the audit.

The audit committee may delegate to one or more members of the audit committee the authority to grant pre-approval of non-audit services provided that such member or members reports any decision to the audit committee at its next scheduled meeting.

The audit committee pre-approved all of the aggregate audit fees, audit-related fees, tax fees and other fees set forth in the table above.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their judgment, unless directed by the proxy to do otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of the Record Date (unless otherwise specified) the number and percentage of our Common Shares beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding Common Shares, (ii) each of our directors, each of our director nominees and each of our Named Executive Officers and (iii) all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedules 13D and 13G filings with the SEC and reports made directly to us. In computing the number of Common Shares beneficially owned by a person and the beneficial ownership percentage of that person, Common Shares subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership of our Common Shares is based upon 283,468,338 Common Shares outstanding as of the Record Date. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the Common Shares set forth opposite such person’s name. Unless otherwise indicated below, the address for each individual listed below is c/o EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

Principal Shareholders

	Common Share Beneficial Ownership
Beneficial owner	Shares	% of Class
Holders of more than 5%

WL Ross & Co. LLC(1) 1166 Avenue of the Americas New York, New York 10036	51,104,050	18.0%

Oaktree Capital Group Holdings GP, LLC(2) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071	45,257,432	16.0%

Fairfax Financial Holdings Limited(3) 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	25,538,912	9.0%

Energy Strategic Advisory Services LLC(4) 200 Crescent Ct., Ste. 1900 Dallas, TX 75201	18,346,483	6.5%

(1)	Based solely on the information contained in the Schedule 13D/A filed with the SEC on January 17, 2014.

(2)	Based solely on the information contained in the Schedule 13D/A filed with the SEC on January 15, 2014 and includes options to purchase an aggregate of 83,750 Common Shares held by Mr. Ford for the benefit of Oaktree as described below in note 7 to the beneficial ownership table for “Executive Officers and Directors.”

(3)	Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 12, 2016.

(4)	Based solely on the information contained in the Form 4 filed by C. John Wilder with the SEC on January 4, 2016.

Executive Officers, Directors and Director Nominees

Beneficial owner	Shares(1)		Options exercisable within 60 days	Percentage of shares outstanding
Named Executive Officers
Harold L. Hickey	1,631,829	(2)	332,475	*
Richard A. Burnett	637,036	(3)	93,750	*
William L. Boeing	838,949	(4)	271,775	*
Harold H. Jameson	692,632	(5)	182,700	*
Directors and Director Nominees
Jeffrey D. Benjamin	673,049	(6)	33,750	*
B. James Ford	218,010	(7)	83,750	*
Samuel A. Mitchell	203,010	(8)	3,750	*
Wilbur L. Ross, Jr.	143,010	(9)	8,750	*
Jeffrey S. Serota	218,010	(10)	83,750	*
Robert L. Stillwell	200,114	(11)	33,750	*
C. John Wilder	129,260	(12)	—	*
All executive officers and directors as a group (11 persons)	5,584,909		1,128,200	2.0%

(1)	Includes the options exercisable within 60 days of the Record Date shown in the options column.

(2)	Includes (a) 20,815 Common Shares held in a 401(k) account, (b) 120,218 restricted shares issued on November 21, 2011 that vest over five years with 60% vested on November 21, 2014, 20% vested on November 21, 2015 and 20% vesting on November 21, 2016, (c) 97,600 restricted shares issued on August 13, 2013 with performance-based vesting conditions based upon the first trading day immediately following the date that the fair market value of a share of our Common Shares equals or exceeds $10.00 in one grant and $15.00 in the other grant during any thirty (30) consecutive trading day period (the “Attainment Date”), with the restricted shares vesting as follows: (i) if the Attainment Date occurs on or before the first anniversary of the grant date, 50% of the shares vest on the first anniversary of the grant date and the remaining 50% vest on the second anniversary of the grant date; (ii) if the Attainment Date occurs after the first anniversary of the grant date but before the second anniversary of the grant date, 50% of the shares vest on the Attainment Date and the remaining 50% vest on the second anniversary of the grant date; (iii) if the Attainment Date occurs after the second anniversary of the grant date but before the fifth anniversary of the grant date, 100% of the shares vest on the Attainment Date, in each case, provided that the applicable executive officer is employed by or providing services to the Company or a subsidiary on such date (collectively, the “Performance-Based Vesting Conditions”), (d) 104,167 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vested on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (e) 600,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (f) the vested portion of (i) an option to purchase 30,000 Common Shares granted on December 1, 2006, all of which have vested, (ii) an option to purchase 35,000 Common Shares granted on December 4, 2007, all of which have vested, (iii) an option to purchase 35,000 Common Shares granted on December 11, 2008, all of which have vested, (iv) an option to purchase 35,000 Common Shares granted on December 1, 2009, all of which have vested, (v) an option to purchase 43,800 Common Shares granted on December 7, 2010, all of which have vested, and (vi) an option to purchase 204,900 Common Shares granted on August 13, 2013, of which 153,675 have vested. Excludes (i) 104,167 performance-based RSUs issued on July 1, 2014 and (ii) 600,000 cash-settled performance-based PSUs issued on July 1, 2015.

(3)	Includes (a) 39,063 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vested on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (b) 139,063 restricted shares issued on September 2, 2014 that vest in equal proportions over three years with one-third vested on September 2, 2015, one-third vesting on September 2, 2016 and one-third vesting on September 2, 2017, (c) 285,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (d) the vested portion of an option to purchase 125,000 Common Shares granted on December 2, 2013, of which 93,750 have vested. Excludes (i) 39,063 performance-based RSUs issued on July 1, 2014, (ii) 39,063 performance-based RSUs issued on September 2, 2014 and (iii) 285,000 cash-settled performance-based PSUs issued on July 1, 2015.

(4)	Includes (a) 132,741 restricted shares issued on November 21, 2011 that vest over five years with 60% vested on November 21, 2014, 20% vested on November 21, 2015 and 20% vesting on November 21, 2016, (b) 48,800 restricted shares issued on August 13, 2013 that vest in accordance with the Performance-Based Vesting Conditions, (c) 104,167 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vested on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (d) 300,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (e) the vested portion of (i) an option to purchase 26,200 Common Shares on December 1, 2006, all of which have vested, (ii) an option to purchase 40,000 Common Shares on December 4, 2007, all of which have vested, (iii) an option to purchase 40,000 Common Shares granted on December 11, 2008, all of which have vested, (iv) an option to purchase 40,000 Common Shares granted on December 1, 2009, all of which have vested, (v) an option to purchase 48,700 Common Shares granted on December 7, 2010, all of which have vested, and (vi) an option to purchase 102,500 Common Shares granted on August 13, 2013, of which 76,875 have vested. Excludes (i) 104,167 performance-based RSUs issued on July 1, 2014, (ii) 300,000 cash-settled performance-based PSUs issued on July 1, 2015 and (iii) 500,000 stock options that expired on April 6, 2016.

(5)	Includes (a) 13,627 Common Shares held in a 401(k) account, (b) 83,485 restricted shares issued on November 21, 2011 that vest over five years, of which 66,788 are vested and 16,697 vest on November 21, 2016, (c) 35,600 restricted shares issued on August 13, 2013 that vest in accordance with the Performance-Based Vesting Conditions, (d) 39,063 restricted shares issued on July 1, 2014 that vest over three years with one-third vested on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (e) 50,000 restricted shares issued on May 14, 2015 that vest over three years with one-third vesting on May 14, 2016, one-third vesting on May 14, 2017 and one-third vesting on May 14, 2018, (f) 255,000 restricted shares issued on July 1, 2015 that vest over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (g) the vested portion of (i) an option to purchase 18,500 Common Shares granted on May 1, 2007, all of which have vested, (ii) an option to purchase 13,900 Common Shares granted on December 4, 2007, all of which have vested, (iii) an option to purchase 23,500 Common Shares granted on December 11, 2008, all of which have vested, (iv) an option to purchase 40,000 Common Shares granted on December 1, 2009, all of which have vested, (v) an option to purchase 30,700 Common Shares granted on December 7, 2010, all of which have vested, and (vi) an option to purchase 74,800 Common Shares granted on August 13, 2013, of which 56,100 have vested. Excludes (i) 39,063 performance-based RSUs issued on July 1, 2014 and (ii) 255,000 cash-settled performance-based PSUs issued on July 1, 2015.

(6)	Includes the right to acquire 243,036 Common Shares granted pursuant to the Director Plan as deferred compensation in lieu of cash for service on our Board of Directors and committees. These shares will vest immediately and are to be settled in our Common Shares upon the earlier to occur of (i) as soon as administratively feasible after the date on which Mr. Benjamin incurs a “Termination of Service” under the Director Plan and (ii) a “Change in Control” under the Director Plan. Also includes (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of (i) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (ii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 1, 2012, all of which have vested and (v) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Benjamin’s appointment to and service on our Board of Directors.

(7)	Consists of (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of (i) an option to purchase 50,000 Common Shares granted to Mr. Ford, a Managing Director of Oaktree, upon becoming one of our directors in December 2007, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, all of which have vested and (vi) an option to purchase 5,000 Common Shares issued to Mr. Ford on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Ford’s appointment to and service on our Board of Directors, and are held directly by Mr. Ford for the benefit of Oaktree. Pursuant to the policies of Oaktree, Mr. Ford must hold these stock options and restricted shares on behalf of and for the sole benefit of Oaktree and has assigned all economic, pecuniary and voting rights to Oaktree. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. Amounts reported for Mr. Ford include the options described above but do not include the Common Shares referred to in note 2 to the beneficial ownership table for “Holders of more than 5%” above, with respect to which Mr. Ford disclaims beneficial ownership, except to the extent of any indirect pecuniary interest therein.

(8)	Consists of (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Mitchell’s service on our Board of Directors. Mr. Mitchell serves as a managing director and a member of the investment committee of Hamblin Watsa, which manages the investment portfolios of Fairfax Financial. Amounts reported do not include the Common Shares held by Fairfax Financial. Mr. Mitchell expressly disclaims beneficial ownership of our Common Shares that are held by Fairfax Financial.

(9)	Consists of (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of (i) an option to purchase 5,000 Common Shares granted on November 1, 2012, all of which have vested and (ii) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Ross’ service on our Board of Directors. Amounts reported for Mr. Ross do not include the Common Shares referred to in note 1 to the beneficial ownership table for “Holders of more than 5%” above, with respect to which Mr. Ross disclaims beneficial ownership, except to the extent of any indirect pecuniary interest therein.

(10)	Includes (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of (i) an option to purchase 50,000 Common Shares granted on March 30, 2007, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, all of which have vested and (vi) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Serota’s appointment to and service on our Board of Directors. Pursuant to an arrangement between Ares and Mr. Serota, Mr. Serota has assigned all economic, pecuniary and voting rights with respect to the stock options that vested on or before December 31, 2013 to Ares while the unvested portion of such stock options as well as restricted shares granted after December 31, 2013, were not assigned to Ares and are owned solely by Mr. Serota. Mr. Serota expressly disclaims beneficial ownership of the stock options he holds for the benefit of Ares.

(11)	Includes the right to acquire 5,404 Common Shares granted pursuant to the Director Plan as deferred compensation in lieu of cash for Mr. Stillwell’s service on our Board of Directors and committees. These shares vested immediately and are to be settled in our Common Shares upon the earlier to occur of (i) as soon as administratively feasible after the date on which Mr. Stillwell incurs a “Termination of Service” under the Director Plan and (i) a “Change in Control” under the Director Plan. Also includes (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan, and (c) the vested portion of (i) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (ii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 1, 2012, all of which have vested and (v) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 3,750 have vested. The restricted shares and options described in clauses (y) and (z) were granted in connection with Stillwell’s appointment to and service on our Board of Directors.

(12)	Includes (a) 5,000 restricted shares granted on October 29, 2015 that vest in full on October 29, 2016, subject to certain conditions set forth in the Director Plan, and (b) 124,260 restricted shares granted on December 10, 2015 that vest in full on December 10, 2016, subject to certain conditions set forth in the Director Plan. Amounts reported for Mr. Wilder do not include the Common Shares held by ESAS referred to in note 4 to the beneficial ownership table for “Holders of more than 5%” above. ESAS is managed by its sole member, Bluescape, and Mr. Wilder has the power to direct the affairs of Bluescape as its Executive Chairman. Accordingly, ESAS may be deemed to share voting and dispositive power with Mr. Wilder and Bluescape over the Common Shares that it holds. Mr. Wilder disclaims beneficial ownership of the Common Shares held by ESAS, except to the extent of any indirect pecuniary interest therein.

*	Less than 1%.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals to be included in the proxy statement for the next annual meeting must be received by the Company at its principal executive offices on or before December 7, 2016, or, if the Company holds its next annual meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, a reasonable time before the Company begins to print and send its proxy materials, for inclusion in the Company’s proxy statement relating to that meeting. Shareholders wishing to submit proposals to be presented directly at the 2017 Annual Meeting of Shareholders instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our bylaws. To be timely in connection with the 2017 Annual Meeting of Shareholders, a shareholder proposal or nomination must be received by the Company at its principal executive offices not before January 19, 2017 or after February 18, 2017, except that if the date of the 2017 annual meeting is more than 30 days before or 60 days after the one year anniversary of the Annual Meeting, such proposal or nomination must be received on or before whichever of the following occurs later: (i) 70 calendar days before the 2017 Annual Meeting of Shareholders or (ii) the close of business on the 7th day following the earlier of the date on which notice of the 2017 Annual Meeting of Shareholders is first mailed or public announcement of the date of the 2017 Annual Meeting of Shareholders is first made.

ANNUAL REPORT

Our Annual Report to Shareholders covering the Company’s fiscal year ended December 31, 2015 accompanies the mailing of this proxy statement.

By Order of the Board of Directors,

William L. Boeing Vice President, General Counsel and Secretary

Dallas, Texas

April 6, 2016

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 18, 2016.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FORM OF PROXY	Please mark your votes like this	☒

				FOR	AGAINST	ABSTAIN
1. Proposal to elect directors to the Board of Directors, each for a one-year term.			2 Advisory vote to approve executive compensation.	☐	☐	☐
WITHHOLD
	FOR	AUTHORITY
Election of Directors (01) Jeffrey D. Benjamin (02) B. James Ford (03) Samuel A. Mitchell (04) Wilbur L. Ross, Jr. (05) Jeffrey S. Serota (06) Robert L. Stillwell (07) C. John Wilder	all nominees listed left (except as marked to the contrary below) ☐	to vote for all nominees listed to the left ☐		FOR	AGAINST	ABSTAIN
			3 Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below):			The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date , 2016.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President.

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 19, 2016:

Our official Notice of Special Meeting of Shareholders

and Proxy Statement are also available

at www.RRDEZProxy.com/2016/EXCO.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FORM OF PROXY
EXCO Resources, Inc.
12377 Merit Drive • Suite 1700
Dallas, Texas 75251
(214) 368-2084 • Fax (214) 368-2087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Boeing, W. Justin Clarke, Harold L. Hickey and Richard A. Burnett, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the common shares, par value $0.001 per share, of EXCO Resources, Inc. held of record by the undersigned on March 31, 2016 at the annual meeting of shareholders to be held at 10:00 a.m. local time on May 19, 2016 at the corporate office of EXCO Resources, Inc., 12377 Merit Drive, Dallas, Texas 75251 or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

The Board of Directors recommends that the shareholders vote “FOR” Proposals 1, 2 and 3. Please review carefully the proxy statement delivered with this proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)